                                                                      EXHIBIT 5

                                CREDIT AGREEMENT

                          DATED AS OF DECEMBER 2, 1998

                                  BY AND AMONG

                           FAMILY GOLF CENTERS, INC.

                                      AND

                            THE CHASE MANHATTAN BANK
                            AS AGENT AND AS A LENDER

                                      AND

                            THE LENDERS PARTY HERETO



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                               TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                               ----
ARTICLE I
         DEFINITIONS AND ACCOUNTING TERMS.........................................................................1
         SECTION 1.01.     Definitions............................................................................1
         SECTION 1.02.     Terms Generally.......................................................................20

ARTICLE II
         LOANS...................................................................................................20
         SECTION 2.01.     Revolving Credit Loans................................................................20
         SECTION 2.02.     Revolving Credit Note.................................................................21
         SECTION 2.03.     Conversion of Revolving Credit Loans to Term Loans....................................22
         SECTION 2.04.     Term Note.............................................................................22
         SECTION 2.05.     Letters of Credit.....................................................................22

ARTICLE III
         PROVISIONS RELATING TO ALL EXTENSIONS OF CREDIT;
         FEES AND PAYMENTS.......................................................................................26
         SECTION 3.01.     Interest Rate; Continuation and Conversion of Loans...................................26
         SECTION 3.02.     Use of Proceeds.......................................................................28
         SECTION 3.03.     Prepayments...........................................................................28
         SECTION 3.04.     Fees..................................................................................29
         SECTION 3.05.     Inability to Determine Interest Rate..................................................30
         SECTION 3.06.     Illegality............................................................................30
         SECTION 3.07.     Increased Costs.......................................................................31
         SECTION 3.08.     Indemnity.............................................................................32
         SECTION 3.09.     Change of Lending Office..............................................................32
         SECTION 3.10.     Taxes.................................................................................32
         SECTION 3.11.     Replacement of Lenders under Certain Circumstances....................................33
         SECTION 3.12.     Pro Rata Treatment and Payments.......................................................34
         SECTION 3.13.     Funding and Disbursement of Loans.....................................................35

ARTICLE IV
         REPRESENTATIONS AND WARRANTIES..........................................................................35
         SECTION 4.01.     Organization Powers...................................................................35
         SECTION 4.02.     Authorization of Borrowing, Enforceable Obligations...................................36
         SECTION 4.03.     Financial Condition...................................................................36
         SECTION 4.04.     Taxes.................................................................................37
         SECTION 4.05.     Title to Properties...................................................................37
         SECTION 4.06.     Litigation............................................................................37
         SECTION 4.07.     Agreements............................................................................37

                                       i

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         SECTION 4.08.     Compliance with ERISA.................................................................38
         SECTION 4.09.     Federal Reserve Regulations; Use of Proceeds..........................................38
         SECTION 4.10.     Approvals.............................................................................38
         SECTION 4.11.     Subsidiaries..........................................................................39
         SECTION 4.12.     Hazardous Materials...................................................................39
         SECTION 4.13.     Investment Company Act................................................................39
         SECTION 4.14.     Pledge Agreements.....................................................................39
         SECTION 4.15.     No Default............................................................................39
         SECTION 4.16.     Material Contracts....................................................................39
         SECTION 4.17.     Permits and Licenses..................................................................39
         SECTION 4.18.     Compliance with Law...................................................................39
         SECTION 4.19.     Y2K...................................................................................40
         SECTION 4.20.     Disclosure............................................................................40

ARTICLE V
         CONDITIONS OF LENDING...................................................................................40
         SECTION 5.01.     Conditions to Initial Extension of Credit.............................................40
         SECTION 5.02.     Conditions to all Extensions of Credit................................................43
         SECTION 5.03.     Conditions to each Acquisition Loan...................................................43
         SECTION 5.04.     Conditions to each Construction Loan..................................................44
         SECTION 5.05.     Additional Conditions with respect to the Term Loan...................................44

ARTICLE VI
         AFFIRMATIVE COVENANTS...................................................................................45
         SECTION 6.01.     Existence, Properties, Insurance......................................................45
         SECTION 6.02.     Payment of Indebtedness and Taxes.....................................................45
         SECTION 6.03.     Financial Statements, Reports, etc....................................................46
         SECTION 6.04.     Books and Records; Access to Premises.................................................48
         SECTION 6.05.     Notice of Adverse Change..............................................................48
         SECTION 6.06.     Notice of Default.....................................................................48
         SECTION 6.07.     Notice of Litigation..................................................................48
         SECTION 6.08.     Notice of Default in Other Agreements.................................................48
         SECTION 6.09.     Notice of ERISA Event.................................................................48
         SECTION 6.10.     Notice of Environmental Law Violations................................................49
         SECTION 6.11.     Notice Regarding Material Contracts...................................................49
         SECTION 6.12.     Compliance with Applicable Laws.......................................................49
         SECTION 6.13.     Subsidiaries..........................................................................49
         SECTION 6.14.     Environmental Laws....................................................................50

ARTICLE VII
         NEGATIVE COVENANTS......................................................................................50
         SECTION 7.01.     Liens.................................................................................51
         SECTION 7.02.     Indebtedness..........................................................................52

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         SECTION 7.03.     Guaranties............................................................................54
         SECTION 7.04.     Sale of Assets........................................................................55
         SECTION 7.05.     Sales of Receivables..................................................................56
         SECTION 7.06.     Loans and Investments.................................................................56
         SECTION 7.07.     Nature of Business; Limitation on Facilities..........................................57
         SECTION 7.08.     Sale and Leaseback....................................................................57
         SECTION 7.09.     Federal Reserve Regulations...........................................................58
         SECTION 7.10.     Accounting Policies and Procedures....................................................58
         SECTION 7.11.     Hazardous Materials...................................................................58
         SECTION 7.12.     Limitations on Fundamental Changes....................................................58
         SECTION 7.13.     Financial Condition Covenants.........................................................58
         SECTION 7.14.     Subordinated Debt.....................................................................59
         SECTION 7.15.     Dividends.............................................................................59
         SECTION 7.16.     Transactions with Affiliates..........................................................60
         SECTION 7.17.     Impairment of Security Interest.......................................................61

ARTICLE VIII
         EVENTS OF DEFAULT.......................................................................................61
         SECTION 8.01.     Events of Default.....................................................................61

ARTICLE IX
         THE AGENT...............................................................................................63
         SECTION 9.01.     Appointment, Powers and Immunities....................................................63
         SECTION 9.02.     Reliance by Agent.....................................................................64
         SECTION 9.03.     Events of Default.....................................................................64
         SECTION 9.04.     Rights as a Lender....................................................................65
         SECTION 9.05.     Indemnification.......................................................................65
         SECTION 9.06.     Non-Reliance on Agent and Other Lenders...............................................65
         SECTION 9.07.     Failure to Act........................................................................66
         SECTION 9.08.     Resignation of Agent..................................................................66
         SECTION 9.09.     Sharing of Collateral and Payments....................................................66

ARTICLE X
         MISCELLANEOUS...........................................................................................67
         SECTION 10.01.             Notices......................................................................67
         SECTION 10.02.             Effectiveness; Survival......................................................68
         SECTION 10.03.             Expenses.....................................................................68
         SECTION 10.04.             Amendments and Waivers.......................................................69
         SECTION 10.05.             Successors and Assigns; Participations.......................................70
         SECTION 10.06.             No Waiver; Cumulative Remedies...............................................73
         SECTION 10.07.             Applicable Law...............................................................73
         SECTION 10.08.             Submission to Jurisdiction; Jury Waiver......................................73
         SECTION 10.09.             Severability.................................................................74

                                      iii

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         SECTION 10.10.             Right of Setoff..............................................................74
         SECTION 10.11.             Headings.....................................................................74
         SECTION 10.12.             Construction.................................................................74

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SCHEDULES

Schedule I        -        Subsidiaries
Schedule II       -        Existing Liens
Schedule III      -        Existing Indebtedness
Schedule IV       -        Existing Guarantees
Schedule V        -        Obligations and Liabilities since September 30, 1998
Schedule VI       -        Existing Letters of Credit
Schedule VII      -        Hazardous Materials
Schedule VIII     -        Material Contracts

EXHIBITS

Exhibit A         -        Form of Revolving Credit Note
Exhibit B         -        Form of Term Note
Exhibit C-1       -        Form of Company Pledge Agreement
Exhibit C-2       -        Form of Subsidiary Pledge Agreement
Exhibit D         -        Form of Guaranty
Exhibit E         -        Form of Assignment and Acceptance Agreement
Exhibit F-1       -        Form of Opinion of in House Counsel
Exhibit F-2       -        Form of Opinion of Outside Counsel

                                       iv

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         CREDIT AGREEMENT dated as of December 2, 1998, by and among FAMILY
GOLF CENTERS, INC., a Delaware corporation (the "Company") the LENDERS which from time to time are parties to this Agreement (individually, a "Lender" and, collectively, the "Lenders") and THE CHASE MANHATTAN BANK, a New York banking corporation, as Agent for the Lenders.


                                    RECITALS

         The Company has requested the Lenders to extend credit from time to time and the Lenders are willing to extend such credit to the Company, subject to the terms and conditions hereinafter set forth.

         Accordingly, the parties hereto agree as follows:

                                   ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

         SECTION 1.01. DEFINITIONS. As used herein, the following words and terms shall have the following meanings:

         "Acquired Debt" shall mean term loan Indebtedness of a Person the stock or other equity interest of which is acquired pursuant to a Permitted Acquisition of such Person.

         "Acquisition Loan" shall mean a Revolving Credit Loan to finance all or a portion of the purchase price of a Permitted Acquisition and the closing costs relating to such Permitted Acquisition in an amount not to exceed 1% of such purchase price.

         "Adjusted Libor Loans" shall mean Loans at such time as they are made and/or being maintained at a rate of interest based upon Reserve Adjusted Libor.

         "Affiliate" shall mean with respect to a specified Person, another Person which, directly or indirectly, controls or is controlled by or is under common control with such specified Person. For the purpose of this definition, "control" of a Person shall mean the power, direct or indirect, to direct or cause the direction of the management or policies of such Person whether through the ownership of voting securities by contract or otherwise; provided that, in any event, any person who owns directly or indirectly 10% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 10% or more of the partnership or other ownership interest of any Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person.

         "Affiliate Transaction" shall have the meaning set forth in Section
7.16.

         "Agent" shall mean The Chase Manhattan Bank in its capacity as agent for the Lenders under this Agreement or its successor Agent permitted pursuant to Section 9.08.

         "Aggregate Letters of Credit Outstandings" shall mean, at a particular time, the sum of (a) the aggregate maximum stated amount at such time which is available or available in the future to be drawn under all outstanding Letters of Credit and (b) the aggregate amount of all payments made by the Agent on behalf of the Lenders under any Letter of Credit that has not been reimbursed by the Company at such time.

         "Aggregate Third Party Letters of Credit Outstanding" shall mean, at a particular time, the sum of (a) the aggregate maximum stated amount at such time which is available or available in the future to be drawn under all outstanding Third Party Letters of Credit and (b) the aggregate amount of all payments made by the issuer under any Third Party Letter of Credit that has not been reimbursed by the Company at such time.

         "Aggregate Outstandings" shall mean, at a particular time, the sum of
(a) the Aggregate Letters of Credit Outstandings at such time and (b) the aggregate outstanding principal amount of all Revolving Credit Loans at such time.

         "Agreement" shall mean this Credit Agreement dated as of December 2, 1998, as it may hereafter be amended, restated, supplemented or otherwise modified from time to time.

         "Alternate Base Rate" shall mean for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of
(a) the Prime Rate as in effect on such day, and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. If for any reason the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate, for any reason, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

         "Alternate Base Rate Loans" shall mean Loans at such times as they are being made and/or maintained at a rate of interest based on the Alternate Base Rate.

         "Assignment and Acceptance Agreement" shall mean an Assignment and Acceptance entered into by a Lender and an assignee and accepted by the Agent, in the form attached hereto as Exhibit E or any other form approved by the Agent.

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         "Assumed Debt" shall mean shall mean term loan Indebtedness of a
Person which is assumed by a Subsidiary of the Company in connection with the purchase of the assets of such Person pursuant to a Permitted Acquisition.

         "Borrowing Date" shall mean, with respect to any Loan, the date on which such Loan is disbursed to the Company.

         "Business Day" shall mean (a) any day not a Saturday, Sunday or legal holiday, on which banks in New York City are open for business and (b) as it relates to any payment, determination, funding or notice to be made or given in connection with any Adjusted Libor Loan, any day on which trading is carried on by and between banks in Dollar deposits in the London interbank eurodollar market.

         "Capital Expenditures" shall mean any expenditure, by the expenditure of cash or the incurrence of the Indebtedness, in respect of the purchase or acquisition of any fixed or capital assets (excluding normal replacements and maintenance which are properly charged to current operations), including, without limitation, obligations under Capital Leases.

         "Capital Lease" shall mean any lease the obligations of which are required to be capitalized on the balance sheet of a Person in accordance with Generally Accepted Accounting Principles.

         "Cash Collateral" shall mean a deposit by the Company made in immediately available funds to a cash collateral account at the Agent and the taking of all action required to provide the Agent for the ratable benefit of the Lenders, a first priority perfected security interest in such deposit.

         "Change of Control" shall mean (a) the acquisition by any Person (other than Dominic Chang), or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 30% or more of the outstanding shares of voting stock of the Company, or (b) at any time Continuing Directors do not constitute a majority of the Board of Directors of the Company. "Continuing Director" means at any date a member of the Company's Board of Directors (i) who is a member of such Board on the Closing Date or
(ii) who was nominated or elected by at least two-thirds of the directors who were Continuing Directors at any time of such nomination or election or whose election to the Company's Board of Directors was recommended or endorsed by at least two-thirds of the directors who were Continuing Directors at the time of such election. Under this definition, if the present Board of Directors of the Company were to approve a new director or directors and then resign, no Change of Control would occur even though the present Board of Directors would thereafter cease to be in office. A "beneficial owner" shall be determined in accordance with Rule 13d-3 promulgated by the Securities Exchange Commission under the Securities Exchange Act of 1934, as amended, as in effect on the Closing Date, except that, for purposes of clause (a), the number of shares of capital stock of the Company entitling the holders thereof to vote generally in elections of directors shall be deemed to include, in addition to all outstanding shares of capital stock of the Company entitling the holders thereof to vote generally in

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the election of directors and Unissued Shares deemed to be held by the Person with respect to which the Change of Control determination is being made, all Unissued Shares deemed to be held by all other Persons. As used herein, "Unissued Shares" shall mean shares of capital stock of the Company not outstanding that are subject to options, warrants, rights to purchase or conversion privileges exercisable within 60 days following the date of determination of a Change of Control and that, upon issuance, shall entitle the holders thereof to vote generally in the election of directors.

         "Chief Financial Officer" shall mean the Chief Financial Officer of the Company.

         "Closing Date" shall mean December 2, 1998.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         "Commercial Letter of Credit" shall mean any sight letter of credit issued for the account of a Person for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by such Person in the ordinary course of such Person's business.

         "Commitment" shall mean, with respect to each Lender, the obligation of such Lender to make Loans to the Company and to acquire participations in Letters of Credit in an aggregate amount not to exceed the amount set forth opposite such Lender's name on the signature pages hereof under the caption "Commitment", as such amounts may be adjusted in accordance with the terms of this Agreement.

         "Commitment Proportion" shall mean, with respect to each Lender at the time of determination, the proportion its Commitment bears to the Total Commitment.

         "Consolidated Debt Service Coverage Ratio" shall mean for any period, the ratio of (a) Consolidated EBITDA plus, to the extent deducted in determining Consolidated EBITDA, all operating lease expenses, less (i) all cash dividends, distributions and withdrawals paid (including amounts reserved for such purposes) with respect to any capital stock, (ii) all redemptions, repurchases and retirements of capital stock (including amounts reserved for such purposes), and (iii) cash tax payments, to (b) the sum of (i) all interest accrued or paid (if not previously accrued) on any Indebtedness, during the immediately preceding four fiscal quarters, plus (ii) the scheduled installments of principal on all Indebtedness with an original maturity of 365 days or more plus (iii) during the Revolving Credit Commitment period, without duplication, an amount equal to twenty (20%) percent of the aggregate principal amount of Revolving Credit Loans outstanding, plus (iv) the scheduled operating lease expenditures during the next succeeding four fiscal quarters. All the foregoing categories shall be calculated with respect to the Company and its Subsidiaries and shall be calculated (without duplication) over the four fiscal quarters next preceding the date of calculation thereof with the exception of
(i) the scheduled installments of principal on all Indebtedness of the Company and its Subsidiaries with an original maturity of 365 days or more, and (ii) the scheduled operating lease expenditures referred to in clause (b) (iv) above, which shall each be calculated based

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upon the next succeeding four fiscal quarters. Notwithstanding the foregoing, with respect to the fiscal quarter ended June 30, 1998 and each earlier fiscal quarter only, the foregoing categories which are calculated over the prior four fiscal quarters shall not be calculated to include the operations of Eagle Quest Golf Centers Inc. and its subsidiaries.

         "Consolidated EBITDA" shall mean Consolidated Net Income, plus, to the extent deducted in determining Consolidated Net Income, the sum of (a) all income taxes to any government or governmental instrumentality expensed on the Company's or its Subsidiaries' books (whether paid or accrued), (b) Consolidated Interest Expense, (c) all depreciation and amortization expenses or charges and (d) with respect to the first, second and third fiscal quarters of 1998 only, Non-Cash Charges, and less any extraordinary or unusual gains segregated according to Generally Accepted Accounting Principles. All of the foregoing categories shall be calculated with respect to the Company and its Subsidiaries and shall be calculated (without duplication) over the four fiscal quarters next preceding the date of calculation thereof provided, however, (i) with respect to the fiscal quarter ended June 30, 1998 and each earlier fiscal quarter only, the foregoing shall not be calculated to include the operations of Eagle Quest Golf Centers, Inc. and its Subsidiaries, and (ii) the calculations of Non-Cash Charges for the second fiscal quarter of 1998 shall exclude Non-Cash Charges reflected on the income statement of Eagle Quest Golf Centers, Inc. and its Subsidiaries.

         "Consolidated Funded Debt" shall mean all Indebtedness of the Company and its Subsidiaries for borrowed money having an original maturity of one year or more, including the current portion thereof, and including, without limitation, any Subordinated Indebtedness; provided, however, for the purposes of the calculation of Consolidated Funded Debt pursuant to Section 7.13(c) there shall be subtracted therefrom the aggregate amount of cash and Eligible Investments of the Company and its Subsidiaries on the date of determination thereof.

         "Consolidated Interest Coverage Ratio" shall mean for any period, the ratio of Consolidated EBITDA to Consolidated Interest Expense.

         "Consolidated Interest Expense" shall mean the consolidated gross interest expense of the Company and its Subsidiaries determined in accordance with Generally Accepted Accounting Principles applied on a consistent basis and shall be calculated over the four fiscal quarters next preceding the date of calculation thereof provided, however, with respect to the fiscal quarter ended June 30, 1998 and each earlier fiscal quarter only, the foregoing shall not be calculated to include the operations of Eagle Quest Golf Centers, Inc. and its Subsidiaries.

         "Consolidated Net Income" shall mean for any period the net income (or net loss) of the Company and its Subsidiaries on a consolidated basis for such period determined in accordance with Generally Accepted Accounting Principles applied on a consistent basis.

         "Consolidated Senior Funded Debt" shall mean (a) all Indebtedness of the Company and its Subsidiaries for borrowed money having an original maturity of one year or more, including the current portion thereof, but excluding Subordinated Indebtedness less (b) the aggregate amount of

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cash and Eligible Investments of the Company and its Subsidiaries on the date of determination thereof.

         "Consolidated Tangible Net Worth" shall mean (a) total consolidated assets of the Company and its Subsidiaries determined in accordance with Generally Accepted Accounting Principles applied on a consistent basis but excluding the amount of any write-up or revaluation of any assets, except that there shall be excluded therefrom (i) all obligations due to the Company or a Subsidiary of the Company from an Affiliate which is not a Consolidated Subsidiary of the Company and (ii) all intangible assets including, without limitation, organizational expenses, patents, trademarks, copyrights, goodwill, covenants not to compete, research and development costs, training costs and all unamortized debt discount and deferred charges less (b) the total consolidated liabilities of the Company and its Subsidiaries determined in accordance with Generally Accepted Accounting Principles applied on a consistent basis.

         "Construction Loan" shall mean a Revolving Credit Loan the proceeds of which are used to finance a Permitted Construction Project.

         "Default" shall mean any condition or event which upon notice, lapse of time or both would constitute an Event of Default.

         "Dollar" and the symbol "$" shall mean lawful money of the United States of America.

         "Domestic Subsidiary" shall mean any subsidiary of the Company which is organized under the laws of any state or territory of the United States of America.

         "Eagle Quest Investment" shall mean the aggregate investments by the Company and its Subsidiaries on June 30, 1998 in the stock of those Foreign Subsidiaries which were acquired by the Company as a result of its acquisition of Eagle Quest Golf Centers, Inc. on such date.

         "EBITDA" shall mean, with respect to any Facility or Related Business, the portion of Consolidated EBITDA attributable to such Facility or Related Business.

         "Eligible Investments" shall mean (a) direct obligations of the United States of America or any governmental agency thereof which are fully guaranteed by the United States of America, provided that such obligations mature within one year from the date of acquisition thereof; or (b) dollar denominated certificates of time deposit maturing within one year issued by any bank organized and existing under the laws of the United Sates or any state thereof and having aggregate capital and surplus in excess of $1,000,000,000; or (c) money market mutual funds having assets in excess of $2,500,000,000; or (d) commercial paper rated not less an P-1 or A-1 or their equivalent by Moody's Investor Services, Inc. or Standard & Poor's Ratings Group respectively; or (e) tax exempt securities of a U.S. issuer rated A or better by Standard and Poor's Ratings Group or Moody's Investors Service, Inc. or (f) shares of a mutual fund having assets in excess of $1,000,000,000 provided such mutual fund invests solely in direct obligations of the United States

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of America or any governmental agency thereof which are fully guaranteed by the
United States of America, provided that such obligations mature within one year from the date of acquisition thereof.

         "Environmental Law" shall mean any environmental law, ordinance, rule, regulation, or policy having the force of law of any Governmental Authority relating to pollution or protection of the environment or to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.) the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 6901, et seq.) and the rules and regulations promulgated pursuant thereto.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

         "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with the Company or any Affiliate of the Company would be deemed to be a member of the same "controlled group" within the meaning of
Section 414(b), (c), (m) and (o) of the Code.

         "Eurocurrency Reserve Requirement" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate (without duplication) of the rates (expressed as a decimal) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves, under any regulations of the Board of Governors of the Federal Reserve System or any other governmental authority having jurisdiction with respect thereto) as from time to time in effect, dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "eurocurrency liabilities" in Regulation D) maintained by any Lender.

         "Event of Default" shall have the meaning set forth in Article VIII.

         "Existing Indebtedness" shall mean, collectively, (i) the aggregate Indebtedness of the Company to The Chase Manhattan Bank on the Closing Date under the Credit Agreement dated as of June 30, 1997, by and between the Company and The Chase Manhattan Bank, and (ii) any and all long term indebtedness for borrowed money of the Company and its Subsidiaries, including the current portions thereof, outstanding as of September 30, 1998 (excluding, however, the Subordinated Notes.

         "Executive Officer" shall mean any of the President, the Chief Executive Officer, the Chief Financial Officer or the Secretary of the Company or any of its Subsidiaries, as applicable, and their respective successors, if any, designated by the board of directors.

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         "Facilities" shall mean, collectively, Ice Rink Facilities, Golf
Facilities and Family Fun Centers.

         "Family Fun Center" shall mean a family entertainment center generally consisting of one or more sports-related attractions such as a Golf Facility, an ice-skating rink, a bowling center or batting cages, a variety of family entertainment activities such as video and virtual reality games, laser tag and amusement rides and other amenities such as restaurants, sports bars, vending machines, gift shops, pro shops and meeting rooms and conference facilities.

         "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal fund brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Agent from three Federal fund brokers of recognized standing selected by the Agent.

         "Foreign Subsidiary" shall mean any Subsidiary of the Company other than a Domestic Subsidiary.

         "Generally Accepted Accounting Principles" shall mean those generally accepted accounting principles in the United States of America, as in effect from time to time.

         "Golf Facility" shall mean a golf driving range or golf course (including, without limitation, "miniature" golf) consistent with the types of golf driving ranges or golf courses owned and operated by the Company on the date of this Agreement.

         "Governmental Authority" means any nation or government, any state, province, city or municipal entity or other political subdivision thereof, and any governmental, executive, legislative, judicial, administrative or regulatory agency, department, authority, instrumentality, commission, board or similar body, whether federal, state, provincial, territorial, local or foreign.

         "Guarantor" shall mean any Subsidiary of the Company which has executed a Guaranty.

         "Guaranty" shall mean the Corporate Guaranty in the form attached hereto as Exhibit D to be executed and delivered by each Domestic Subsidiary of the Company on the Closing Date and thereafter by Domestic Subsidiaries of the Company pursuant to Section 6.13, as the same may hereafter be amended, restated, supplemented or otherwise modified from time to time.

         "Hazardous Materials" shall mean, any explosives, radioactive materials, or other materials, wastes, substances, or chemicals regulated as toxic, hazardous or as a pollutant, contaminant or waste under any applicable Environmental Law.

         "Hedging Agreement" shall mean any interest rate swap, collar, cap, floor or forward rate agreement or other agreement regarding the hedging of interest rate risk exposure executed in connection with hedging the interest rate exposure of a Person, and any confirming letter executed pursuant to such agreement, all as amended, supplemented, restated or otherwise modified from time to time.

         "Ice Rink Facility" shall mean an ice rink facility containing one or more ice rinks providing ice time which is rented to outside teams, organizations and the general public and containing amenities and services such as instruction in ice hockey and figure skating, a snack bar, vending machines and a pro shop and, with respect to SkateNation, Inc. only, a single rope tow skiing slope.

         "Indebtedness" shall mean, without duplication, as to any Person (a) indebtedness for borrowed money; (b) indebtedness for the deferred purchase price of property or services; (c) indebtedness evidenced by bonds, debentures, notes or other similar instruments; (d) obligations and liabilities secured by a Lien upon property owned by such Person, whether or not owing by such Person and even though such Person has not assumed or become liable for the payment thereof; (e) Indebtedness directly or indirectly guaranteed by such Person; (f) obligations or liabilities created or arising under any conditional sales contract or other title retention agreement with respect to property used and/or acquired by such Person; (g) obligations of such Person as lessee under Capital Leases; (h) net liabilities of such Person under Hedging Agreements and foreign currency exchange agreements, as calculated on a basis satisfactory to the Agent and in accordance with accepted practice; (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit; and (j) all obligations of such Person in respect of bankers' acceptances.

         "Interest Payment Date" shall mean (a) as to any Alternate Base Rate Loans, the last day of each December, March, June and September during the term hereof; (b) as to any Adjusted Libor Loan with respect to which the Company has selected an Interest Period of one or three months, the last day of such Interest Period; (c) as to any Adjusted Libor Loan, with respect to which the Company has selected an Interest Period of six months, the date which is three months from the first day of such Interest Period and the last day of such Interest Period; and (d) as to any Loan, on the date such Loan is paid in full.

         "Interest Period" shall mean with respect to any Adjusted Libor Loan:

         (a) initially, the period commencing on the date such Adjusted Libor Loan is made and ending one, three or six months thereafter, as selected by the Company in its notice of borrowing or in its notice of conversion from an Alternate Base Rate Loan provided, in each case, in accordance with the terms of Articles II and III hereof; and

         (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Adjusted Libor Loan and ending one, three or six months thereafter, as selected by the Company by irrevocable written notice to the Agent not later than 11:00 a.m. New York, New York time three Business Days prior to the last day of the then current Interest Period with respect to such Adjusted Libor Loan; provided, however, that all of the foregoing provisions relating to Interest Periods are subject to the following:

                   (i) if any Interest Period pertaining to an Adjusted Libor Loan would otherwise end on a day which is not a Business Day, the Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                   (ii) if the Company shall fail to give notice as provided in clause (b) above, the Company shall be deemed to have requested conversion of the affected Adjusted Libor Loan to an Alternate Base Rate Loan on the last day of the then current Interest Period with respect thereto;

                   (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;

                   (iv) no more than six (6) Interest Periods with respect to the Loans may exist at any one time; and

                   (v) the Company shall select Interest Periods so as not to require a payment or prepayment of any Adjusted Libor Loan during an Interest Period for such Adjusted Libor Loan.

         "LC Disbursement" means a payment made by the Agent pursuant to a Standby Letter of Credit.

         "LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Standby Letters of Credit at such time, plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Company at such time.

         "LC Margin" shall mean the percentage set forth below under the heading "LC Margin" opposite the applicable ratio.


Consolidated Funded Debt
to Consolidated EBITDA                            LC Margin
----------------------                            ---------
Equal to or less than 3.00:1.00                   1.00%

Greater than 3.00:1.00 but equal to or            1.25%
less than 4.00:1.00

Greater than 4.00:1.00                            1.50%


Notwithstanding the foregoing, during the period commencing the Closing Date and ending on December 31, 1998 the LC Margin shall be 1.00%. The LC Margin will be set or reset on the date which is five Business Days following the date of receipt by the Agent of the financial statements referred to in Section 6.03(a) and Section 6.03(b) together with a certificate of the Chief Financial Officer of the Company certifying the ratio of Consolidated Funded Debt to Consolidated EBITDA and setting forth the calculation thereof in detail; provided, however, (a) the LC Margin will first be reset on January 1, 1999 provided the financial statements for the fiscal quarter ending September 30, 1998 and the certificate of the Chief Financial Officer of the Company identified above are delivered to the Agent not less than five (5) Business Days prior to January 1, 1999; and (b) if any such financial statement and certificate are not received by the Agent within the time period required pursuant to Section 6.03(a) or Section 6.03(b), as the case may be, the LC Margin will be set or reset based on a ratio of Consolidated Funded Debt to Consolidated EBITDA of greater than 4.00:1:00 and subject to increase as provided in Section 3.01(e) from the date such financial statement and certificate were due until the date which is five Business Days following the receipt by the Agent of such financial statements and certificate, and provided, further, that the Lenders shall not in any way be deemed to have waived any Default or Event of Default, including without limitation, a Default or Event of Default resulting from the failure of the Company to comply with
Section 7.13 of this Agreement, or any rights or remedies hereunder or under any other Loan Document in connection with the foregoing proviso. During the occurrence and continuance of a Default or Event of Default, no downward adjustments and only upward adjustments, shall be made to the LC Margin.

         "Lenders" shall have the meaning set forth in the recitals herein.

         "Lending Office" shall mean for each Lender, the office specified under such Lender's name on the signature pages hereof with respect to each Type of Loan, or such other office as such Lender may designate in writing from time to time to the Company and the Agent with respect to such Type of Loan.

         "Letter of Credit" shall mean any Commercial Letter of Credit or Standby Letter of Credit issued by the Agent for the account of the Company pursuant to the terms of this Agreement or deemed a Letter of Credit hereunder pursuant to Section 2.05(e) of this Agreement.

         "LIBO Margin" shall mean (a) with respect to an Adjusted Libor Loan which is a Revolving Credit Loan, the percentage set forth below under the heading "Revolving Credit Loan LIBO Margin" opposite the applicable ratio and
(b) with respect to an Adjusted Libor Loan which is a Term Loan, the percentage set forth below under the heading "Term Loan LIBO Margin" opposite the applicable ratio.



                                                 Revolving Credit
                                                 Loan                           Term Loan
Consolidated Funded Debt                         LIBO Margin                    LIBO Margin
to Consolidated EBITDA                           (360 day basis)                (360 day basis)
----------------------                           ---------------                ---------------
Equal to or less than 2.00:1.00                  1.00%                          1.25%
Greater than 2.00:1.00 but                       1.25%                          1.50%
equal to or less than 2.50:1.00
Greater than 2.50:1.00 but                       1.50%                          1.75%
equal to or less than 3.00:1.00
Greater than 3.00:1.00 but                       1.75%                          2.00%
equal to or less than 4.00:1.00
Greater than 4.00:1.00                           2.00%                          2.25%


Notwithstanding the foregoing, during the period commencing the Closing Date and ending on December 31, 1998, the LIBO Margin with respect to the Revolving Credit Loans shall be 1.00%. The LIBO Margin will be set or reset with respect to each Loan on the date which is five Business Days following the date of receipt by the Agent of the financial statements referred to in Section 6.03(a) and Section 6.03(b) together with a certificate of the Chief Financial Officer of the Company certifying the ratio of Consolidated Funded Debt to Consolidated EBITDA and setting forth the calculation thereof in detail; provided, however,
(a) the LIBO Margin will first be reset on January 1, 1999, provided the financial statements for the fiscal quarter ending September 30, 1998, and the certificate of the Chief Financial Officer of the Company identified above are delivered to the Agent not less than five (5) Business Days prior to January 1, 1999; and (b) if any such financial statement and certificate are not received by the Agent within the time period required pursuant to Section 6.03(a) or
Section 6.03(b), as the case may be, the LIBO Margin will be set or reset, unless the rate of interest specified in Section 3.01(e) is in effect, based on a ratio of Consolidated Funded Debt to Consolidated EBITDA of greater than 4.00:1.00 from the date such financial statement and certificate were due until the date which is five Business Days following the receipt by the Agent of such financial statements and certificate, and provided, further, that the Lenders shall not in any way be deemed to have waived any Default or Event of Default, including without limitation, an Event of Default resulting from the failure of the Company to comply with Section 7.13 of this Agreement, or any rights or remedies hereunder or under any other Loan Document in connection with the foregoing proviso. During the occurrence and continuance of a Default or Event of Default, no downward adjustment, and only upward adjustments, shall be made to the LIBO Margin.

         "Liens" shall mean any lien (statutory or otherwise) security interest, mortgage, deed of trust, pledge, charge, conditional sale, title retention agreement, Capital Lease or other encumbrance or similar right of others, or any agreement to give any of the foregoing.

         "Loans" shall mean, collectively, the Revolving Credit Loans and the Term Loan.

         "Loan Documents" shall mean, collectively, this Agreement, the Notes, the Security Documents, the Guaranties, and each other agreement executed in connection with the transactions contemplated hereby or thereby, as each of the same may hereafter be amended, restated, supplemented or otherwise modified from time to time.

         "Material Adverse Effect" shall mean a material adverse effect upon
(a) the business, operations, property, prospects or condition, financial or otherwise, of the Company or the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company to perform in any material respect its obligations under any Loan Document to which it is a party.

         "Material Contract" shall mean each contract, instrument or agreement to which the Company or any of its Subsidiaries is a party which is material to the business, operations or condition (financial or otherwise), performance, prospects, or properties of the Company or of the Company and its Subsidiaries taken as a whole.

         "Mortgage Lien" shall mean any mortgage, deed of trust, assignment of leases and rents, or similar agreement or any other lien securing Indebtedness, in each case, which encumbers real property of the Company or its Subsidiaries.

         "Net Cash Proceeds" means, with respect to any sale, lease, transfer or other disposition of any property or asset, received by or paid to or for the account of any the Company or any of its Subsidiaries, as the case may be, the aggregate amount of cash received from time to time (whether as initial consideration or through payment or disposition of deferred consideration) by or on behalf of the Company or any of its Subsidiaries for its own account in connection with any such transaction, after deducting therefrom only:

                  (a) reasonably and customary brokerage commissions, underwriting fees and discounts, legal fees, finder's fees, filing and registration fees with Security Exchange Commission (or any similar Governmental Authority or any national or international securities exchange) and other similar fees and commissions;

                  (b) the amount of taxes payable in connection with or as a result of such transaction;

                  (c) in the case of any sale, lease, transfer or other disposition of any property or asset, the outstanding principal amount of, the premium or penalty, if any, on, and any accrued and unpaid interest on, any Indebtedness (other than the Indebtedness under or in respect of the Loan Documents) that is secured by a Lien on the property and assets subject to such sale, lease, transfer or other disposition and is required to be repaid under the terms thereof as a result of such sale, lease, transfer or other disposition; and

                  (d) in the case of any sale, lease, transfer or other disposition of any property or asset, the amount required to be reserved, in accordance with Generally Accepted Accounting Principles as in effect on the date on which the Net Cash Proceeds from such sale, lease transfer or other disposition are determined, and so reserved, against liabilities under indemnification obligations, liabilities related to environmental matters or other similar contingent liabilities associated with the property and assets subject to such sale, lease, transfer or other disposition that are required to be so provided for under the terms of the documentation for such sale, lease, transfer or other disposition;

in each case to the extent, but only to the extent, that the amounts so deducted are properly attributable to such transaction or to the property or asset that is the subject thereof and are actually paid, at the time of receipt of such cash, to a Person that is not the Company or any of its Subsidiaries or any of their respective Affiliates, or, so long as such Persons is not otherwise indemnified therefor, are reserved for in accordance with Generally Accepted Accounting Principles at the time of receipt of such cash based upon such Persons' reasonable estimate of such taxes or contingent liabilities, as the case may be; provided however, that if, at the time such taxes or such contingent liabilities are actually paid or otherwise satisfied, the amount of the reserve therefor exceeds the amount paid or otherwise satisfied, then the Company shall reduce the Total Commitment, and shall prepay the outstanding Loans in an amount equal to the amount of such excess reserve.

         "Non-Cash Charges" shall mean, collectively, (a) those non-cash charges incurred in the Company's first fiscal quarter of 1998, which result from the application of AICPA Statement of Position 98-5 "Reporting on Cost of Start-up Activities" issued by the American Institute of Certified Public Accountants, which non-cash charges are, in the aggregate, $3,100,000, (b) those non-cash charges incurred in the Company's second fiscal quarter of 1998, which result from the acquisition of Eagle Quest Golf Centers, Inc. pursuant to the Merger Agreement dated as of April 2, 1998 by and among the Company, Family Golf Acquisition, Inc. and Eagle Quest Golf Centers, Inc. and the payment of Indebtedness of Eagle Quest Golf Centers, Inc. or its Subsidiaries, which non-cash charges are, in the aggregate $1,905,000, and (c) those non-cash charges incurred in the Company's third fiscal quarter of 1998 which result from the acquisition and payments referred to in the preceding clause (b), which non-cash charges are, in the aggregate, $3,800,000.

         "Notes" shall mean, collectively, the Revolving Credit Notes and the Term Notes.

         "Obligations" shall mean all obligations, liabilities and indebtedness of the Company to the Lenders and the Agent, whether now existing or hereafter created, absolute or contingent, direct or indirect, due or not, whether created directly or acquired by assignment or otherwise, arising under or relating to this Agreement, the Notes or any other Loan Document including, without limitation, all obligations, liabilities and indebtedness of the Company with respect to the principal of and interest on the Loans, reimbursement of Letters of Credit, and all fees, costs, expenses and indemnity obligations of the Company hereunder or under any other Loan Document. The Obligations shall constitute "Designated Senior Indebtedness" as that term is defined in the Subordinated Note Indenture.

         "Participant" shall have the meaning set forth in Section 10.05.

         "Payment Office" shall mean the Agent's office located at 395 North Service Road, Melville, New York 11747.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

         "Permitted Acquisition" shall mean any acquisition by the Company or any Subsidiary of the Company, formed specifically to consummate a Permitted Acquisition, of at least 70% of the voting capital stock, membership interest, partnership interest or other similar ownership interests of a Person which is engaged primarily in the ownership or operation of a Facility or Related Business or the purchase of all or substantially all of the assets used by such Person in connection with a Facility or a Related Business provided, in each case, (a) such acquisition is not "hostile" (i.e., has not been opposed by the board of directors or other governing body of the Person which is the subject of the acquisition), (b) no Default or Event of Default shall have occurred and be continuing at the time of the acquisition or would occur after giving effect to the acquisition; provided, however, with respect to compliance with the covenants set forth in Section 7.13 such compliance, with respect to the effect of the acquisition, is based on the reasonably anticipated effect of the acquisition from the date of the acquisition and thereafter; provided, further, the foregoing proviso shall not be deemed to constitute a waiver of any Event of Default resulting from the failure of the Company and its Subsidiaries to be in compliance with any covenant in Section 7.13 whether prior to or after giving effect to the acquisition or a waiver of any rights or remedies of the Agent and the Lenders with respect to such failure.

         "Permitted Construction Project" shall mean any acquisition of real property or a leasehold interest or other right to occupy real property and to operate or manage a Facility, and the construction of a Facility thereon by a Subsidiary of the Company (but such term shall not include improvements to an existing Facility, whether now owned or hereafter acquired) provided such acquisition and construction complies with the terms and conditions of Sections 5.04(a), 5.04(c) and 5.04(d) (regardless of whether the Company has requested the Lenders to finance such acquisition or construction with the proceeds of a Construction Loan); provided, further, no Default or Event of Default shall have occurred and be continuing at the time of the acquisition or construction or would occur after giving affect to the acquisition or construction.

         "Permitted Liens" shall mean the Liens specified in clauses (a) through (j) of Section 7.01.

         "Person" shall mean any natural person, corporation, limited liability company, limited liability partnership, business trust, joint venture, association, company, partnership or Governmental Authority.

         "Plan" shall mean any multi-employer or single-employer plan defined in Section 4001 of ERISA, which is maintained, or at any time during the five calendar years preceding the date of this Agreement was maintained for employees of the Company, any Subsidiary of the Company or an ERISA Affiliate.

         "Pledge Agreement" shall mean, with respect to the Company, the Pledge Agreement, substantially in the form attached hereto as Exhibit C 1, and, with respect to each Domestic Subsidiary, the Subsidiary Pledge Agreement, substantially in the form attached hereto as Exhibit C 2 to be executed and delivered on the Closing Date by the Company and each Subsidiary of the Company, respectively, pursuant to Section 5.01 and, thereafter, by any Subsidiary of the Company who may be required to execute the same pursuant to
Section 6.13, as each of the same may hereafter be amended, restated, supplemented or otherwise modified from time to time.

         "Proceeds" shall have the meaning set forth in Section 3.03.

         "Prime Rate" shall mean the rate per annum announced by the Agent from time to time as its prime rate in effect at its principal office, each change in the Prime Rate shall be effective on the date such change is announced to become effective.

         "Purchasing Lender" shall have the meaning set forth in Section
10.05(c).

         "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

         "Related Business" shall mean the ownership, operation, or management of any business (other than a Facility) located in the United States of America, which is engaged primarily in the provision of services or sale of goods used primarily in (i) the operation and/or maintenance of a golf course or golf driving range, or in golf play, including, without limitation, golf instruction and the manufacturing or distribution of golf equipment and parts and products related to golfing or (ii) the operation and/or maintenance of an ice rink or in ice skating, including, without limitation, skating instruction and the sale and rental of ice skates and parts and products related to ice skating.

         "Relevant Facilities" shall have the meaning set forth in Section 7.04.

         "Reportable Event" shall mean an event described in Section 4043(b) of ERISA with respect to a Plan as to which the 30 day notice requirement has not been waived by the PBGC.

         "Required Lenders" shall mean (a) at any time prior to the Revolving Credit Conversion Date, Lenders owed at least 66% of the Aggregate Outstandings or, if there are no Aggregate Outstandings, Lenders having at least 66% of the Total Commitment, and (b) at any time on or after the Revolving Credit Conversion Date, Lenders owed at least 66% of the aggregate unpaid principal amount of the Term Loan.

         "Reserve Adjusted Libor" shall mean with respect to the Interest Period pertaining to an Adjusted Libor Loan, the rate per annum equal to the product (rounded upwards to the next higher 1/16 of one percent) of (a) the annual rate of interest at which Dollar deposits of an amount comparable to the amount of the portion of the Adjusted Libor Loan allocable to the Agent and for a period equal to the Interest Period applicable thereto are offered to the London office of the Agent in immediately available funds in the London interbank market for Eurodollars by leading banks in the eurodollar market at approximately 11:00 A.M. (London time) on the second Business Day prior to the commencement of such Interest Period, multiplied by (b) the Eurocurrency Reserve Requirement.

         "Revolving Credit Commitment Period" shall mean the period from and including the Closing Date to, but not including, the Revolving Credit Commitment Termination Date or such earlier date as the Commitment to extend Revolving Credit Loans shall terminate as provided herein.

         "Revolving Credit Commitment Termination Date" shall mean the earlier of (a) the second anniversary of the Closing Date, and (b) the Revolving Credit Conversion Date.

         "Revolving Credit Conversion Date" shall mean the earlier of (a) the date on which the Term Loan is requested by the Company to be made by the Lenders to the Company, and (b) the second anniversary of the Closing Date provided in each case of clauses (a) and (b), the conditions set forth in
Section 5.05 have been satisfied.

         "Revolving Credit Loans" shall have the meaning set forth in Section 2.01(a).

         "Revolving Credit Notes" shall have the meaning set forth in Section 2.02.

         "Security Documents" shall mean the Pledge Agreements and each other collateral security document delivered to the Agent hereunder.

         "Solvent" shall mean with respect to any Person as of the date of determination thereof that (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise," as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required on its debts as such debts become absolute and matured, (c) such Person will not have as of such date, an unreasonably small amount of capital with which to conduct its business, and
(d) such Person will be able to pay its debts as they mature.

         "Standby Letter of Credit" shall mean any letter of credit issued to support an obligation of a Person and which may be drawn on only upon the failure of such Person to perform such obligation or other contingency.

         "Subordinated Debt or Subordinated Indebtedness" shall mean the Subordinated Notes and all other debt which is subordinated in right of payment to the prior indefeasible payment in full of the obligations of the Company and/or of its Affiliates to the Lenders hereunder and under any other Loan Document on terms satisfactory to and approved in writing by the Required Lenders (but in no event shall the maturity date of such debt be a date prior to the Term Loan Maturity Date.

         "Subordinated Notes" shall mean the Company's Convertible Subordinated Notes in the aggregate principal amount of $115,000,000, due October 15, 2004, issued pursuant to the Subordinated Note Indenture.

         "Subordinated Note Indenture" shall mean the Subordinated Note Indenture dated October 16, 1997, between the Company and the trustee named therein providing for the issuance of the Subordinated Notes.

         "Subsidiaries" shall mean with respect to any Person any corporation, association or other business entity more than 50% of the voting stock or other ownership interest (including without limitation, membership interests in a limited liability company) of which is at the time owned or controlled, directly or indirectly, by such Person or one or more of its Subsidiaries or a combination thereof.

         "Taxes" shall have the meaning set forth in Section 3.10.

         "Term Loan" shall have the meaning set forth in Section 2.03.

         "Term Loan Maturity Date" shall mean the last Business Day of the sixteenth consecutive calendar quarter from and including the calendar quarter in which the Revolving Credit Conversion Date occurs.

         "Term Note" shall have the meaning set forth in Section 2.04.

         "Third Party Acquisition Debt" shall mean Indebtedness evidenced by one or more promissory notes executed and delivered by a Subsidiary of the Company to the seller of the assets or stock or other equity interest of a Person acquired by such Subsidiary pursuant to a Permitted Acquisition, which Indebtedness constitutes all or a portion of the purchase price of such assets or stock or other equity interest.

         "Third Party Construction Lender" shall mean a lender which has funded a Permitted Construction Project other than the Lenders funding a Construction Loan pursuant to this Agreement for such Permitted Construction Project.

         "Third Party Construction Loan" shall mean the loan of a Third-Party Construction Lender the proceeds of which are used to finance a Permitted Construction Project.

         "Third Party Letters of Credit" shall mean any Standby Letter of Credit issued by a Person (other than the Agent pursuant to the terms of this Agreement) for the account of the Company and which is issued for purposes in connection with and in the ordinary course of business of the Company and consistent with the historical purposes of Standby Letters of Credit issued by The Chase Manhattan Bank for the account of the Company.

         "Total Commitment" shall mean, at any time, the aggregate of the Commitments in effect at such time which, initially, shall be $100,000,000.

         "Type" shall mean as to any Loan its status as an Alternate Base Rate Loan or an Adjusted Libor Loan.

         "Unfunded Current Liability" of any Plan shall mean the amount, if any, by which the present value of the accrued benefits under the Plan as of the close of its most recent plan year exceeds the fair market value of the assets allocable thereto, determined in accordance with Section 412 of the Code.

         "Unused Fee Rate" shall mean the percentage set forth below opposite the applicable ratio.


Consolidated Funded Debt                          Unused Fee Rate
to Consolidated EBITDA                            (360 day basis)
----------------------                            ---------------
Equal to or less than 2.00:1.00                   .25%

Greater than 2.00:1.00 but                        .30%
equal to or less than 2.50:1.00

Greater than 2.50:1.00 but                        .35
equal to or less than 3.00:1.00


                           Notwithstanding the foregoing, during the period
commencing the Closing Date and ending on December 31, 1998, the Unused Fee Rate shall be .25%. The Unused Fee Rate will be set or reset on the date which is five Business Days following the date of receipt by the Agent of the financial statements referred to in Section 6.03(a) and Section 6.03(b), together with a certificate of the Chief Financial Officer of the Company certifying the ratio of Consolidated Funded Debt to Consolidated EBITDA and setting forth the calculation thereof in detail; provided, however, (a) the Unused Fee Rate will first be reset on January 1, 1999 provided the financial statements for the fiscal quarter ending September 30, 1998, and the certificate of the Chief Financial Officer of the Company identified above are delivered to the Agent not less than five (5) Business Days prior to January 1, 1999; and (b) that if any such financial statement and certificate are not received by the Agent within the time period required pursuant to Section 6.03(a) or Section 6.03(b), as the case may be, the Unused Fee Rate will be set or reset, based on a ratio of Consolidated Funded Debt to

Consolidated EBITDA of greater than 4.00:1.00 from the date such financial statement and certificate were due until the date which is five Business Days following the receipt by the Agent of such financial statements and certificate, and provided, further, that the Lenders shall not in any way be deemed to have waived any Default or Event of Default, including without limitation, an Event of Default resulting from the failure of the Company to comply with Section 7.13 of this Agreement, or any rights or remedies hereunder or under any other Loan Document in connection with the foregoing proviso. During the occurrence and continuance of a Default or Event of Default, no downward adjustment, and only upward adjustments, shall be made to the Unused Fee Rate.

         SECTION 1.02. TERMS GENERALLY. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and the neuter. Except as otherwise herein specifically provided, each accounting term used herein shall have the meaning given to it under Generally Accepted Accounting Principles. The term "including" shall not be limited or exclusive, unless specifically indicated to the contrary. The word "will" shall be construed to have the same meaning in effect as the word "shall". The words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole, including the exhibits and schedules thereto, all of which are by this reference incorporated into this Agreement.


                                   ARTICLE II
                                     LOANS

         SECTION 2.01. REVOLVING CREDIT LOANS. (a) Subject to the terms and conditions, and relying upon the representations and warranties, set forth herein, each Lender severally agrees to make loans (individually a "Revolving Credit Loan" and, collectively, the "Revolving Credit Loans") to the Company from time to time during the Revolving Credit Commitment Period up to but not exceeding at any one time outstanding the amount of its Commitment; provided, however, that no Revolving Credit Loan shall be made if, after giving effect to such Revolving Credit Loan, the Aggregate Outstandings at the time of such Revolving Credit Loan would exceed the Total Commitment in effect at such time. During the Revolving Credit Commitment Period, the Company may from time to time borrow, repay and reborrow hereunder on or after the date hereof and prior to the Revolving Credit Commitment Termination Date, subject to the terms, provisions and limitations set forth herein. The Revolving Credit Loans may be
(i) Adjusted Libor Loans, (ii) Alternate Base Rate Loans or (iii) a combination thereof.

         (b) The Company shall give the Agent irrevocable written notice (or telephonic notice promptly confirmed in writing) not later than 11:00 a.m., New York, New York time, three Business Days prior to the date of each proposed Adjusted Libor Loan under this Section 2.01 or prior to 11:00 a.m. New York, New York time on the date of each proposed Alternate Base Rate Loan under this
Section 2.01. Such notice shall be irrevocable and shall specify (i) the amount and Type of the proposed borrowing, (ii) the proposed use of the loan proceeds,
(iii) the initial Interest Period if an Adjusted Libor Loan, and (iv) the proposed Borrowing Date. Upon receipt of such notice from the

Company, the Agent shall promptly notify each Lender thereof. Except for borrowings which utilize the full remaining amount of the Total Commitment, each borrowing of an Alternate Base Rate Loan shall be in an amount not less than $500,000 or, if greater, whole multiples of $100,000 in excess thereof. Each borrowing of an Adjusted Libor Loan shall be an amount not less than $5,000,000 or whole multiples of $100,000 in excess thereof. Funding of all Loans shall be made in accordance with Section 3.13 of this Agreement.

         (c) The Company shall have the right, upon not less than three Business Days' prior written notice to the Agent, to terminate the Total Commitment or from time to time to permanently reduce the amount of the Total Commitment; provided, however, that no such termination or reduction shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Credit Loans made on the effective date thereof, the Aggregate Outstandings would exceed the Total Commitment as then reduced; provided, further, that any such termination or reduction of Adjusted Libor Loans shall be made only on the last day of the Interest Period with respect thereto or on the date of payment in full of all amounts owing pursuant to Section 3.08 as a result of such termination or reduction. Any such reduction shall be in the amount of $5,000,000 or whole multiples of $5,000,000 in excess thereof, and shall reduce permanently the amount of the Total Commitment then in effect.

         (d) The several agreement of the Lenders to make Revolving Credit Loans pursuant to this Section 2.01 shall automatically terminate on the Revolving Credit Commitment Termination Date. Upon such termination, the Company shall immediately repay in full the principal amount of the Revolving Credit Loans then outstanding, together with all accrued interest thereon and all other amounts due and payable hereunder.

         (e) The aggregate principal amount of all Construction Loans outstanding at any time shall not exceed $30,000,000.

         SECTION 2.02. REVOLVING CREDIT NOTE. The Revolving Credit Loans made by each Lender shall be evidenced by a promissory note of the Company (individually a "Revolving Credit Note" and, collectively, the "Revolving Credit Notes"), substantially in the form attached hereto as Exhibit A, each appropriately completed, duly executed and delivered on behalf of the Company and payable to the order of such Lender in a principal amount equal to the Commitment of such Lender. Each Revolving Credit Note shall (a) be dated the Closing Date, (b) be stated to mature on the Revolving Credit Commitment Termination Date, and (c) bear interest from the date thereof until paid in full on the unpaid principal amount thereof from time to time outstanding as provided in Section 3.01. Each Lender is authorized to record the date, Type and amount of each Revolving Credit Loan and the date and amount of each payment or prepayment of principal of each Revolving Credit Loan in such Lender's records or on the grid schedule annexed to the Revolving Credit Note; provided, however, that the failure of a Lender to set forth each such Revolving Credit Loan, payment and other information shall not in any manner affect the obligation of the Company to repay each Revolving Credit Loan made by such Lender in accordance with the terms of its Revolving Credit Note and this Agreement. The Revolving Credit Note, the grid schedule and the books and records of each Lender shall constitute presumptive evidence of the information so recorded absent manifest error.

         SECTION 2.03. CONVERSION OF REVOLVING CREDIT LOANS TO TERM LOANS. (a) Subject to the terms and conditions hereof, each Lender severally agrees to make a term loan (individually, a "Term Loan" and, collectively, the "Term Loans") to the Company on the Revolving Credit Conversion Date in an amount equal to its Commitment Proportion of the aggregate principal amount of the Revolving Credit Loans then outstanding. The Company shall give the Agent irrevocable written notice (or telephonic notice promptly confirmed in writing) not later than 11:00 a.m. New York, New York time three Business Days prior to the Revolving Credit Conversion Date specifying (i) the amount to be borrowed, which shall not exceed the Total Commitment less the Aggregate Letters of Credit Outstanding, (ii) the Type or Types of such Term Loans and the related amounts for each and (iii) if such Term Loan is an Adjusted Libor Loan, the initial Interest Period selected for such Term Loan. Upon receipt of such notice from the Company, the Agent shall promptly notify each Lender thereof. The Term Loans may, at the election of the Company, be (i) Adjusted Libor Loans, (ii) Alternate Base Rate Loans or (iii) a combination thereof.

         SECTION 2.04. TERM NOTE. The Term Loan made by each Lender shall be evidenced by a promissory note of the Company, substantially in the form of Exhibit B, with appropriate insertions (individually a "Term Note" and, collectively, the "Term Notes") payable to the order of such Lender and representing the obligation of the Company to pay the unpaid principal amount of the Term Loan of such Lender with interest thereon as prescribed in Section
3.01. Each Lender is authorized to record the Type of its Term Loan and the date and amount of each payment or prepayment of principal thereof in such Lender's records or on the grid schedule annexed to the Term Note; provided, however, that the failure of a Lender to set forth each payment and other information shall not in any manner affect the obligation of the Company to repay the Term Loan made by such Lender in accordance with the terms of its Term Note and this Agreement. The Term Note, the grid schedule and the books and records of each Lender shall constitute presumptive evidence of the information so recorded absent manifest error. Each Term Note shall (a) be dated the Revolving Credit Conversion Date, (b) be stated to mature on the Term Loan Maturity Date and (c) be payable as to principal in sixteen consecutive equal quarterly installments commencing on the last Business Day of the calendar quarter in which the Revolving Credit Conversion Date occurs. The amount of such payments received by each Lender on each of the initial fifteen installment dates shall be in the amount of each Lender's Commitment Proportion of the original principal amount the Term Loan and the last installment received by each Lender shall be in the amount of each Lender's Commitment Proportion of the remaining principal amount outstanding on the Term Loan Maturity Date. Each Lender's Term Note shall bear interest from the date thereof until paid in full on the unpaid principal amount thereof from time to time outstanding at the applicable interest rate per annum determined as provided in, and payable as specified in, Section 3.01.

         SECTION 2.05. LETTERS OF CREDIT. (a) Generally. Subject to the terms and conditions set forth in this Agreement, upon the written request of the Company in accordance herewith, the Agent shall issue Letters of Credit at any time during the Revolving Credit Commitment Period with pro rata participation by all of the Lenders in accordance with their respective Commitment Proportions. Notwithstanding the foregoing, at no time shall the sum of Aggregate Letters of Credit Outstanding exceed an amount equal to (x) $15,000,000, less (y) the Aggregate Third Party Letters of Credit Outstanding, and no Letter of Credit shall be issued if, after giving effect to the same, the Aggregate Outstandings would exceed the Total Commitment. Each request for issuance of a Letter of Credit shall be in writing and shall be received by the Agent by no later than 12:00 noon, New York, New York time, on the day which is at least two Business Days prior to the proposed date of issuance. Such issuance shall occur by no later than 5:00 p.m. on the proposed date of issuance (assuming proper prior notice as aforesaid). Subject to the terms and conditions contained herein, the type of Letter of Credit (i.e., Commercial Letter of Credit or Standby Letter of Credit), the expiry date, and the amount and beneficiary of the Letters of Credit will be as designated by the Company. The Agent shall promptly notify the Lenders of the amounts of all Letters of Credit issued hereunder and of any extension, reduction, termination or amendment of any Letter of Credit. Each Letter of Credit issued by the Agent hereunder shall identify: (i) the dates of issuance and expiry of such Letter of Credit, (ii) the amount of such Letter of Credit (which shall be a sum certain), (iii) the beneficiary of such Letter of Credit, and (iv) the drafts and other documents necessary to be presented to the Agent upon drawing thereunder. Subject to the next succeeding sentence, no Letter of Credit issued hereunder shall expire later than the date which is, in the reasonable judgment of the Agent, reasonable and customary for transactions of the type for which the Letter of Credit is requested. In no event shall any Letter of Credit expire after the Business Day which is immediately prior to the Revolving Credit Commitment Termination Date. The Company agrees to execute and deliver to the Agent such further documents and instruments in connection with any Letter of Credit issued hereunder (including without limitation, applications therefor) as the Agent in accordance with its customary practices may request.

         (b) Drawings Under Letters of Credit. The Company hereby absolutely and unconditionally promises to pay the Agent not later than 3:00 p.m. (New York, New York time) the amount of each drawing under a Letter of Credit if the Company receives notice of such drawing prior to 10:00 a.m., New York, New York time, on the date of such drawing, or if such notice has not been received by the Company prior to such time on such date, then not later than 12:00 noon, New York, New York time, on the Business Day immediately following the day that the Company receives such notice; provided, however, if any drawing was in an amount not less than $500,000, the Company may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.01 that such payment be financed with an Alternate Base Rate Loan in an equivalent amount, and, to the extent so financed, the Company's obligation to make such payment shall be discharged and replaced by such an Alternate Base Rate Loan. Such request shall be made by the Company on the date of receipt of notice from the Agent of a drawing under a Letter of Credit. The Agent shall notify each Lender of such request in accordance with Section 2.01. If the Company fails to make such payment when due, the Agent shall notify each Lender of the amount of the drawing under the applicable Letter of Credit. Each Lender agrees that on the first Business Day after receipt of such notice, it will immediately make available by no later than 12:00 noon New York, New York time, to the Agent at its office located at the Payment Office in immediately available funds, its Commitment Proportion of such drawing, provided (i) each Lender's obligation shall be reduced by its Commitment Proportion of any reimbursement by the Company in respect of any such drawing pursuant to this Section 2.05 and (ii) no Lender shall be required to make payments to the Agent with respect to a drawing which the Company reimbursed with the proceeds of a Revolving Credit Loan, as contemplated above, if such Lender fully funded its Commitment Proportion of such Revolving Credit Loan in accordance with Section 3.12. Any payment made by a Lender pursuant to this Section 2.05(b) to reimburse the Agent for any drawing under a Letter of Credit (other than an Alternate Base Rate Loan as contemplated above) shall not constitute a Revolving Credit Loan and shall not relieve the Company of its obligation to reimburse the Agent for such drawing. Each drawing under a Letter of Credit which is not paid on the date such drawing is made shall accrue interest, for each day from and including the date of such drawing to but excluding the date that the Company reimburses the Agent in full for such drawing, at the rate per annum then applicable to Revolving Credit Loans which are Alternate Base Rate Loans; provided, however, that if the Company fails to reimburse such drawing when due pursuant to this clause (b), then the Company shall pay to the Agent interest on the amount of such drawing at the rate per annum set forth in Section 3.01(f). Interest accruing pursuant to the preceding sentence shall be for the account of the Agent, except that interest accrued on and after the date of payment by any Lender pursuant to this Section 2.05(b) to reimburse the Agent shall be for the account of such Lender to the extent of such payment.

         (c) Letter of Credit Obligations Absolute. (i) The obligation of the Company to reimburse the Agent as provided hereunder in respect of drawings under Letters of Credit shall rank pari passu with the obligation of the Company to repay the Revolving Credit Loans hereunder, and shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, the obligation of the Company to reimburse the Agent in respect of drawings under Letters of Credit shall not be subject to any defense based on the non-application or misapplication by the beneficiary of the proceeds of any such drawing or the legality, validity, regularity or enforceability of the Letters of Credit or any related document or any dispute between or among the Company, the beneficiary of any Letter of Credit or any financial institution or other party to which any Letter of Credit may be transferred. The Agent may accept or pay any draft presented to it under any Letter of Credit regardless of when drawn or made and whether or not negotiated, if such draft, accompanying certificate or documents and any transmittal advice are presented or negotiated on or before the expiry date of such Letter of Credit or any renewal or extension thereof then in effect, and conforms to the terms and conditions of such Letter of Credit. Furthermore, neither the Agent nor any of its correspondents nor any Lender shall be responsible, as to any document presented under a Letter of Credit which appears to be regular on its face, and appears on its face to conform to the terms of the Letter of Credit, for the validity or sufficiency of any signature or endorsement, for delay in giving any notice or failure of any instrument to bear adequate reference to the Letter of Credit, or for failure of any Person to note the amount of any draft on the reverse of the Letter of Credit.

         (ii) Any action, inaction or omission on the part of the Agent or any of its correspondents under or in connection with any Letter of Credit or the related instruments, documents or property, if in good faith and in conformity with such laws, regulations or customs as are applicable, shall be binding upon the Company and shall not place the Agent or any of its correspondents under any liability to the Company in the absence of (x) gross negligence or willful misconduct by the Agent or its correspondents or (y) the failure by the Agent to pay under a Letter of Credit after presentation of a draft and documents strictly complying with such Letter of Credit unless the Agent is prohibited from making such payment pursuant to a court order. The Agent's rights, powers, privileges and immunities specified in or arising under this Agreement are in addition to any heretofore or at any time hereafter otherwise created or arising, whether by statute or rule of law or contract. All Letters of Credit issued hereunder will, except to the extent otherwise expressly provided hereunder, be governed by the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce, Publication No. 500, and any subsequent revisions thereof.

         (d) Obligations of Lenders in Respect of Letters of Credit. Each Lender acknowledges that each Letter of Credit issued by the Agent pursuant to this Agreement is issued by the Agent on behalf of and with the ratable participation of all of the Lenders (i.e., in accordance with their respective Commitment Proportions), and each Lender agrees to make the payments required by subsection (b) above and agrees to be responsible for its pro rata share of all liabilities incurred by the Agent in respect of each Letter of Credit issued, established, opened or extended by the Agent hereunder for the account of the Company, including, without limitation, any liabilities arising out of any steamship indemnity issued by the Agent with respect to goods which are the subject of a Letter of Credit and the steamship indemnity issued by Agent on August 28, 1998, at the request of the Company, in connection with goods subject to a letter of credit issued by the Agent.. Each Lender agrees with the Agent and the other Lenders that its obligation to make the payments required by subsection (b) above shall not be affected in any way by any circumstances (other than the gross negligence or willful misconduct of the Agent) occurring before or after the making of any payment by the Agent pursuant to any Letter of Credit including, without limitation: (i) any modification or amendment of, or any consent, waiver, release or forbearance with respect to, any of the terms of this Agreement or any other instrument or document referred to herein;
(ii) the existence of any Default or Event of Default; or (iii) any change of any kind whatsoever in the financial position or credit worthiness of the Company.

         (e) Existing Letters of Credit. The Company and the Lenders agree that from and after the Closing Date, subject to the satisfaction of the conditions precedent to the initial Revolving Credit Loans hereunder and the issuance of the initial Letter of Credit hereunder as set forth in Article V, the letters of credit issued by The Chase Manhattan Bank for the account of the Company prior to the date hereof and listed and described on Schedule VI attached hereto shall be Letters of Credit for all purposes of this Agreement (other than with respect to opening or transaction fees and the payment commissions made or accrued prior to the date hereof, which fees and commissions shall be for the sole account of The Chase Manhattan Bank), including, without limitation, for purposes of Section 3.04(b), and the Lenders hereby affirm their pro rata participation, in accordance with their respective Commitment Proportions, in such letters of credit.

                                  ARTICLE III
                PROVISIONS RELATING TO ALL EXTENSIONS OF CREDIT;
                               FEES AND PAYMENTS

         SECTION 3.01.     INTEREST RATE; CONTINUATION AND CONVERSION OF LOANS.

                  (a) Each Alternate Base Rate Loan which is a Revolving Credit Loan shall bear interest for the period from the date thereof on the unpaid principal amount thereof at a fluctuating rate per annum equal to the Alternate Base Rate plus a margin of .25% per annum.

                  (b) Each Adjusted Libor Loan which is a Revolving Credit Loan shall bear interest for the Interest Period applicable thereto on the unpaid principal amount thereof at a rate per annum equal to the Reserve Adjusted Libor determined for each Interest Period thereof in accordance with the terms hereof plus the applicable LIBO Margin.

                  (c) Each Alternate Base Rate Loan which is a Term Loan shall bear interest for the period from the date thereof on the unpaid principal amount thereof at a fluctuating rate per annum equal to the Alternate Base Rate plus a margin of .75% per annum.

                  (d) Each Adjusted Libor Loan which is a Term Loan shall bear interest for the Interest Period applicable thereto on the unpaid principal amount thereof at a rate per annum equal to the Reserve Adjusted Libor determined for each Interest Period thereof in accordance with the terms hereof plus the applicable LIBO Margin.

                  (e) Upon the occurrence and during the continuance of an Event of Default arising from any event set forth in Section 8.01(a) (i) the outstanding principal amount of the Loans (excluding any defaulted payment of principal accruing interest in accordance with clause (f) below), shall, at the option of the Required Lenders, bear interest payable on demand at a rate of interest 2% per annum in excess of the Alternate Base Rate and (ii) the LC Margin shall, at the option of the Required Lenders, increase to a rate 2% in excess of the rate otherwise then in effect.

                  (f) If the Company shall default in the payment of the principal or of interest on any portion of any Loan or any other amount becoming due hereunder, whether with respect to reimbursement of drawings under Letters of Credit, interest, fees, expenses or otherwise, the Company shall on demand from time to time pay interest on such defaulted amount accruing from the date of such default (without reference to any period of grace) up to and including the date of actual payment (after as well as before judgment) at a rate of 2% per annum in excess of the Alternate Base Rate.

                  (g) The Company may elect from time to time to convert outstanding Loans from Adjusted Libor Loans to Alternate Base Rate Loans by giving the Agent at least three Business

Day's prior irrevocable written notice of such election, provided that any such conversion of Adjusted Libor Loans shall only be made on the last day of an Interest Period with respect thereto or upon the date of payment in full of any amounts owing pursuant to Section 3.08 as a result of such conversion. Upon receipt of such notice, the Agent shall promptly notify each Lender thereof. The Company may elect from time to time to convert outstanding Loans from Alternate Base Rate Loans to Adjusted Libor Loans by giving the Agent irrevocable written notice of such election not later than 11:00 a.m. New York, New York time, three Business Days prior to the date of the proposed conversion. Upon receipt of such notice the Agent shall promptly notify each Lender thereof. All or any part of outstanding Alternate Base Rate Loans may be converted as provided herein, provided that each conversion shall be in the principal amount of $5,000,000 or whole multiples of $100,000 in excess thereof, and further provided that no Default or Event of Default shall have occurred and be continuing. Any conversion to or from Adjusted Libor Loans hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all Adjusted Libor Loans having the same Interest Period shall not be less than $5,000,000.

                  (h) Any Adjusted Libor Loan in a minimum principal amount of $5,000,000 may be continued as such upon the expiration of an Interest Period with respect thereto by compliance by the Company with the notice provisions contained in the definition of Interest Period; provided, that no Adjusted Libor Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to an Alternate Base Rate Loan on the last day of the Interest Period in effect when the Agent is notified, or otherwise has actual knowledge, of such Default or Event of Default.

                  (i) If the Company shall fail to select the duration of any Interest Period for any Adjusted Libor Loan in accordance with the definition of "Interest Period" set forth in Section 1.01, the Company shall be deemed to have selected an Interest Period of one month.

                  (j) No Loan may be converted to or continued as an Adjusted Libor Loan with an Interest Period that extends beyond (i) the Revolving Credit Commitment Termination Date, with respect to Revolving Credit Loans, or (ii) the Term Loan Maturity Date with respect to the Term Loan.

                  (k) Anything in this Agreement or in any Note to the contrary notwithstanding, the obligation of the Company to make payments of interest shall be subject to the limitation that payments of interest shall not be required to be paid to a Lender to the extent that the charging or receipt thereof would not be permissible under the law or laws applicable to such Lender limiting the rates of interest that may be charged or collected by such Lender. In each such event payments of interest required to be paid to such Lender shall be calculated at the highest rate permitted by applicable law until such time as the rates of interest required hereunder may lawfully be charged and collected by such Lender. If the provisions of this Agreement or any Note would at any time otherwise require payment by the Company to any Lender of any amount of interest in excess of the maximum amount then permitted by applicable law, the interest payments to such Lender shall be reduced to the extent necessary so that such Lender shall not receive interest in excess of such maximum amount.

                  (l) Interest on each Loan shall be payable in arrears on each Interest Payment Date and shall be calculated on a year of 360 days and shall be payable for the actual days elapsed. Any rate of interest on the Loans or other Obligations which is computed on the basis of the Alternate Base Rate shall change when and as the Alternate Base Rate changes in accordance with the definition thereof. Each determination by the Agent of an interest rate or fee hereunder shall, absent manifest error, be conclusive and binding for all purposes.

         SECTION 3.02. USE OF PROCEEDS. The initial Revolving Credit Loan shall be used to pay in full the indebtedness referred to in clause (i) of the definition of "Existing Indebtedness" set forth in Section 1.01 on the Closing Date together with the fees incurred by the Company in connection with the consummation of the transactions contemplated by this Agreement. Thereafter, the proceeds of the Revolving Credit Loans shall be used solely to (a) finance the working capital needs of Company and its Subsidiaries in the ordinary course of business, (b) refinance in full or in part Acquired Debt or Assumed Debt of any Subsidiary, (c) finance Permitted Acquisitions, (d) finance Permitted Construction Projects, and (e) finance capital improvements to its Facilities. The proceeds of the Term Loan will be used solely to refinance the outstanding Revolving Credit Loans on the Revolving Credit Conversion Date in accordance with Section 2.03. Commercial Letters of Credit issued by the Agent hereunder shall be for the account of the Company and shall be issued for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by the Company in the ordinary course of its business. Standby Letters of Credit issued by the Agent hereunder shall be for the account of the Company and shall be issued for purposes in connection with and in the ordinary course of business of the Company and consistent with the historical purposes of Standby Letters of Credit issued by The Chase Manhattan Bank for the account of the Company.

         SECTION 3.03.     PREPAYMENTS.

                  (a) In the event of any sale of the stock or assets of a Subsidiary of the Company pursuant to Section 7.04 of this Agreement, the Company shall apply within one Business Day of the closing of such sale the Net Cash Proceeds therefrom as follows: (x) prior to the Revolving Credit Conversion Date, to pay the outstanding Revolving Credit Loans then outstanding which payment shall permanently reduce the Total Commitment by an amount equal to the aggregate principal amount of Revolving Credit Loans repaid, and in the event the amount of the Proceeds exceeds the outstanding principal amount of the Revolving Credit Loans outstanding on the date of any mandatory repayment required hereunder, then the Total Commitment shall be reduced by an amount equal to such excess Proceeds, and (y) on or after the Revolving Credit Conversion Date, to prepay the Term Loan. If after making a mandatory prepayment pursuant to this Section 3.03(a), the Aggregate Letters of Credit Outstanding exceeds the Total Commitment, the Company shall, on the closing date of such sale, provide to the Agent Cash Collateral for the ratable benefit of the Lenders in an amount equal to such excess.

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



                  (b) The Company may on the last day of an Interest Period if the Loans to be repaid are Adjusted Libor Loans, or at any time and from time to time if the Loans to be repaid are Alternate Base Rate Loans, repay the then outstanding Loans, in whole or in part, without premium or penalty, except as provided in Section 3.08, upon written notice to the Agent (or telephonic notice promptly confirmed in writing) not later than 11:00 a.m. New York, New York time, three Business Days before the date of prepayment with respect to prepayments of Adjusted Libor Loans, or 11:00 a.m. New York, New York time one Business Day before the date of prepayment with respect to Alternate Base Rate Loans. Each notice shall be irrevocable and shall specify the date and amount of repayment and whether such repayment is of Adjusted Libor Loans or Alternate Base Rate Loans or a combination thereof, and if a combination thereof, the amount of repayment allocable to each. Upon receipt of such notice, the Agent shall promptly notify each Lender thereof. If such notice is given, the Company shall make such repayment, and the payment amount specified in such notice shall be due and payable, on the date specified therein. Each partial prepayment pursuant to this Section 3.03 shall be in a principal amount of $2,500,000 or whole multiples of $100,000 in excess thereof.

                  (c) Each prepayment of principal of a Loan pursuant to this
Section 3.03 shall be accompanied by accrued interest to the date prepaid on the amount prepaid. All partial prepayments of the Term Loan, shall be applied to the remaining installments of principal thereof in inverse order of maturity. Prepayments of the Term Loan may not be reborrowed. Partial prepayments of any Loan shall be applied first to outstanding Alternate Base Rate Loans and then to Adjusted Libor Loans having the shortest remaining Interest Periods.

         SECTION 3.04.     FEES.

                  (a) The Company agrees to pay to the Agent for the account of, and pro rata distribution to, each Lender a commitment fee on the average daily unused portion of the Total Commitment from the date of this Agreement until the Revolving Credit Commitment Termination Date at a rate per annum equal to the Unused Fee Rate, based on a year of 360 days, payable in arrears on the last day of December, March, June and September of each year commencing December 31, 1998, on the Revolving Credit Commitment Termination Date and on the date the Total Commitment is permanently reduced in whole or in part.

                  (b) The Company shall pay to the Agent for the account of each Lender a participation fee with respect to each Lender's participation in Standby Letters of Credit, which shall accrue at a rate per annum equal to the LC Margin on the average daily amount of such LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Closing Date to but excluding the later of the date on which such Lender's Commitment to extend Revolving Credit Loans terminates and the date on which such Lender ceases to have any LC Exposure. The Company shall further pay to the Agent for the account of each Lender a commission with respect to its participation in Commercial Letters of Credit equal to .25% of the amount drawn under such Commercial Letters of Credit which commission shall be paid on the date of drawing of such Commercial Letter of Credit; provided, however, upon the occurrence and during the continuance of an Event of Default the commission shall, at the option of the Required Lenders, increase to 2.25%. The Company shall pay to the Agent the Agent's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees with respect to Standby Letters of Credit shall be payable in arrears on the last Business Day of December, March, June and September of each year, commencing December 31, 1998; provided that all such fees shall be payable on the date on which the Total Commitment terminates and any such fees accruing after the date on which the Total Commitment terminates shall be payable on demand. Any other fees payable to the Agent pursuant to this Section 3.04 shall be payable on demand. All participation fees with respect to Standby Letters of Credit shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed.

                  (c) The Company agrees to pay the Agent for the Agent's own account, such agency, syndication and other fees as separately agreed between the Agent and the Company.

         SECTION 3.05. INABILITY TO DETERMINE INTEREST RATE. In the event that the Agent shall have determined (which determination shall be conclusive and binding upon the Company) that, by reason of circumstances affecting the London interbank market, adequate and reasonable means do not exist for ascertaining the Reserve Adjusted Libor applicable pursuant to Sections 3.01(b) and 3.01(d) for any requested Interest Period with respect to (a) the making of an Adjusted Libor Loan, (b) an Adjusted Libor Loan that will result from the requested conversion of an Alternate Base Rate Loan into an Adjusted Libor Loan, or (c) the continuation of an Adjusted Libor Loan beyond the expiration of the then current Interest Period with respect thereto, the Agent shall forthwith give notice by telephone of such determination, promptly confirmed in writing, to the Company and each Lender of such determination. Until the Agent notifies the Company that the circumstances giving rise to the suspension described herein no longer exist, the Company shall not have the right to request an Adjusted Libor Loan or to convert an Alternate Base Rate Loan to an Adjusted Libor Loan.

         SECTION 3.06. ILLEGALITY. Notwithstanding any other provisions herein, if any introduction of or change in any law, regulation, treaty or directive or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Adjusted Libor Loans as contemplated by this Agreement, such Lender shall forthwith give notice by telephone of such circumstances, promptly confirmed in writing, to the Agent, which notice the Agent shall promptly transmit to the Company and the other Lenders and (a) the commitment of such Lender to make and to allow conversion to or continuations of Adjusted Libor Loans shall forthwith be cancelled for the duration of such illegality and (b) the Loans then outstanding as Adjusted Libor Loans, if any, shall be converted automatically to Alternate Base Rate Loans on the next succeeding last day of each Interest Period applicable to such Adjusted Libor Loans or within such earlier period as may be required by law. The Company shall pay to such Lender, upon demand, any additional amounts required to be paid pursuant to Section 3.08 hereof.

         SECTION 3.07. INCREASED COSTS. (a) In the event that any introduction of or change in, on or after the date hereof, any applicable law, regulation, treaty, order, directive or in the interpretation or application thereof (including without limitation, any request, guideline or policy, whether or not having the force of law of, or from any central bank or other governmental authority, agency or instrumentality and including, without limitation, Regulation D), by any authority charged with the administration or interpretation thereof shall occur, which:

                  (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Note, any Loan, or any Letter of Credit or change the basis of taxation of payments to such Lender of principal, interest, fees or any other amount payable hereunder (other than any tax that is measured with respect to the overall net income of such Lender or Lending Office of such Lender and that is imposed by the United States of America, or any political subdivision or taxing authority thereof or therein, or by any jurisdiction in which such Lender's Lending Office is located, or by any jurisdiction in which such Lender is organized, has its principal office or is managed and controlled); or

                  (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement (whether or not having the force of law) against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of any Lender; or

                  (iii) shall impose on any Lender any other condition, or change therein;

and the result of any of the foregoing is to increase the cost to such Lender of making, renewing or maintaining advances or extensions of credit hereunder or to reduce any amount receivable hereunder, in each case by an amount which such Lender deems material, then, in any such case, the Company shall pay such Lender such additional amount or amounts as such Lender shall have reasonably determined will compensate such Lender for such increased costs or reduction.

                  (b) If any Lender shall have determined that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any lending office of any Lender) or any Lender's holding company, with any request or directive regarding capital adequacy (whether or not having the force of the law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, the Company shall pay to such Lender, the additional amount or amounts as such Lender shall have determined will compensate such Lender or such

Lender's holding company for such reduction. Such Lender's determination of such amounts shall be conclusive and binding on the Company absent manifest error.

                  (c) A certificate of a Lender setting forth the amount or amounts payable pursuant to Section 3.07(a) and 3.07(b) above shall be conclusive absent manifest error. The Company shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

                  (d) In the event any Lender shall be entitled to compensation pursuant to Section 3.07(a) or Section 3.07(b), it shall promptly notify the Agent and the Company of the event by reason of which it has become so entitled; provided, however, no failure on the part of any Lender to demand compensation under clause (a) or clause (b) above on one occasion shall constitute a waiver of its right to demand compensation on any other occasion.

         SECTION 3.08. INDEMNITY. The Company agrees to indemnify each Lender and to hold each Lender harmless from any loss, cost or expense which such Lender may sustain or incur, including, without limitation, interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain Adjusted Libor Loans hereunder, as a consequence of (a) default by the Company in payment of the principal amount of or interest on any Adjusted Libor Loan,
(b) default by the Company to accept or make a borrowing of an Adjusted Libor Loan or a conversion or continuation of an Adjusted Libor Loan after the Company has requested such borrowing, conversion or continuation, (c) default by the Company in making any prepayment of any Adjusted Libor Loan after the Company gives a notice in accordance with Section 3.03 of this Agreement and/or
(d) the making of any payment or prepayment (whether mandatory or optional) of an Adjusted Libor Loan or the making of any conversion of an Adjusted Libor Loan to an Alternate Base Rate Loan on a day which is not the last day of the applicable Interest Period with respect thereto. A certificate of a Lender setting forth such amounts shall be conclusive absent manifest error. The Company shall pay such Lender the amount shown as due on any certificate within five days after receipt thereof.

         SECTION 3.09. CHANGE OF LENDING OFFICE. Each Lender agrees to use reasonable efforts to designate an alternate Lending Office with respect to its Adjusted Libor Loans affected by the events or circumstances described in
Section 3.05, Section 3.06 or Section 3.07 to avoid or minimize the Company's liability thereunder; provided, however, that such efforts shall not cause the imposition on such Lender of any additional cost or legal, regulatory or administrative burdens deemed by such Lender, in its sole discretion, to be material.

         SECTION 3.10. TAXES. (a) Except as set forth in clause (c) below or as required by law, all payments made by the Company under this Agreement shall be made free and clear of, and without reduction for or on account of, any present or future taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding income and franchise taxes imposed on the Agent, or a Lender by (i) the United States of America or any political subdivision or taxing authority thereof or therein, (ii) the jurisdiction under the laws of which the Agent, or such Lender is organized or in which it has its principal office or is managed and controlled or any political subdivision or taxing authority thereof or therein, or (iii) any jurisdiction in which such Lender's Lending Office is located or any political subdivision or taxing authority thereof or therein (such non-excluded taxes being called "Taxes"). If any Taxes are required to be withheld from any amounts payable to the Agent, or any Lender hereunder, or under the Notes, the amount so payable to the Agent or such Lender shall be increased to the extent necessary to yield to the Agent or such Lender (after payment of all Taxes and free and clear of all liability in respect of such Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Notes. Whenever any Taxes are payable by the Company, as promptly as possible thereafter, the Company shall send to the Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt showing payment thereof. If the Company fails to pay Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, the Company shall indemnify the Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Agent or any Lender as a result of any such failure together with any expenses payable by the Agent or such Lender in connection therewith.

                  (b) Prior to the first Interest Payment Date, each Lender that is not organized under the laws of the United States or a state thereof agrees that it will deliver to the Agent (i) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, certifying in each case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, and (ii) an Internal Revenue Service Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States back-up withholding tax. Each Lender which delivers to the Company and the Agent a Form 1001 or 4224 and Form W-8 or W-9 pursuant to the preceding sentence further undertakes to deliver to Agent two further copies of the said statement and Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms, or other manner of certification, as the case may be, on or before the date that any such letter or form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent letter and form previously delivered by it to the Agent, and such extensions or renewals thereof as may reasonably be requested by the Agent, certifying in the case of a Form 1001 or 4224 that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes.

                  (c) The Company shall not be required to pay any increased amount on account of Taxes pursuant to this Section 3.10 to any Lender or to the Agent to the extent such Taxes would not have been payable if the Lender had furnished a form which it was required to furnish in accordance with clause
(b) of this Section 3.10, and such Taxes shall be borne solely by such Lender.

         SECTION 3.11. REPLACEMENT OF LENDERS UNDER CERTAIN CIRCUMSTANCES. The Company shall be permitted to replace any Lender which (a) requests reimbursement for amounts owing or otherwise delivers a notice pursuant to
Section 3.07 or 3.10, (b) defaults in its obligation to fund any Loan hereunder, or (c) refuses to approve any amendment or waiver of or consent to departure from, any of the terms or conditions of this Agreement or any of the other Loan Documents; provided, that the Company may not demand the replacement of one or more Lenders pursuant to clause (c) holding, in the aggregate, 10% or more of the Total Commitments, in each case, upon at least 30 days' notice to such Lender and the Agent, with a replacement financial institution; provided that (a) such replacement does not conflict with any law, rule or regulation, or order or decree of any Governmental Authority, (b) no Default or Event of Default shall have occurred and be continuing at the time of such replacement, (c) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (d) the Company shall be liable to such replaced Lender under Section 3.08 if any Adjusted Libor Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (e) the replacement financial institution, if not already a Lender, shall be reasonably satisfactory to the Agent, (f) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 10.05 (provided that the Company shall be obligated to pay the registration and processing fee referred to therein), (g) until such time as such replacement shall be consummated, the Company shall pay all additional amounts (if any) required pursuant to Section
3.07 or 3.10, as the case may be, and (h) any such replacement shall not be deemed to be a waiver of any rights which the Company, the Agent or any other Lender shall have against the replaced Lender.

         SECTION 3.12. PRO RATA TREATMENT AND PAYMENTS. (a) Each borrowing by the Company from the Lenders, each conversion of a Loan pursuant to Section 3.01(g) or continuation of a Loan pursuant to Section 3.01(h), each payment by the Company on account of any fee (other than with respect to fees described in Section 3.04(c) and the underwriting fee referred to in Section 5.01(h)) and any reduction of the Commitments of the Lenders hereunder shall be made pro rata according to the respective relevant Commitment Proportions of the Lenders. Each payment (including each prepayment) by the Company on account of principal of and interest on each Loan shall be made pro rata according to the respective outstanding principal amounts of such Loans held by each Lender. All payments (including prepayments) to be made by the Company on account of principal, interest, fees and reimbursement obligations shall be made without set-off or counterclaim and shall be made to the Agent, for the account of the Lenders (except as specified in Sections 2.05(b) and 3.04(c) and the underwriting fee referred to in Section 5.01(h)), at the Payment Office of the Agent in Dollars in immediately available funds. The Agent may, in its sole discretion, directly charge interest payments due in respect of the Loans and reimbursement obligations with respect to Letters of Credit to the Company's accounts at the Payment Office or other office of the Agent. The Agent shall distribute such payments to the Lenders promptly upon receipt in like funds by wire transfer of such Lender's portion of such payment to such Lender for the account of its Lending Office. Except as otherwise provided in the definition of "Interest Period", if any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

         SECTION 3.13. FUNDING AND DISBURSEMENT OF LOANS. (a) Each Lender shall make each Loan to be made by it hereunder available to the Agent at the Payment Office for the account of such office and the Agent by 1:00 p.m. New York, New York time on the Borrowing Date in Dollars in immediately available funds. Unless any applicable condition specified in Article V has not been satisfied, the amount so received by Agent will be made available to the Company at the Payment Office by crediting the account of the Company with such amount and in like funds as received by the Agent; provided, however, that if the proceeds of any Loan or any portion thereof are to be used to prepay outstanding Loans, then the Agent shall apply such proceeds for such purpose to extent necessary and credit the balance, if any, to the Company's account.

         (b) Unless the Agent shall have been notified in writing by any Lender prior to a proposed Borrowing Date that such Lender will not make the amount which would constitute its Commitment Proportion of the borrowing on such Borrowing Date available to the Agent, the Agent may assume that such Lender has made such amount available to the Agent on such Borrowing Date, and the Agent may, in reliance upon such assumption, make available to the Company a corresponding amount. If such amount is not made available to the Agent until a date after such Borrowing Date, such Lender shall pay to the Agent on demand interest on such Lender's Commitment Proportion of such borrowing at a rate equal to the greater of (i) the daily average Federal Funds Rate and (ii) a rate determined by the Agent in accordance with banking industry rules on interbank compensation during such period, from and including such Borrowing Date to the date on which such Lender's Commitment Proportion of such borrowing shall have become immediately available to the Agent. A certificate of the Agent submitted to any Lender with respect to any amounts due pursuant to this
Section 3.13(b) shall be conclusive absent manifest error. Nothing herein shall be deemed to relieve any Lender from its obligations to fulfill its commitment hereunder or to prejudice any right which the Company may have against any Lender as a result of any default by such Lender hereunder.


                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

         In order to induce the Lenders to enter into this Agreement and to make the Loans herein provided for, the Company represents and warrants to the Agent and each Lender that:

         SECTION 4.01. ORGANIZATION POWERS. The Company (a) is a corporation duly organized, and validly existing under the laws of the State of Delaware,
(b) has the corporate power and authority to own its properties and to carry on its business as now being conducted, (c) is duly qualified to do business in every jurisdiction wherein the conduct of its business or the ownership of its properties are such as to require such qualification, and (d) has the corporate power to execute, deliver and perform each of the Loan Documents to which it is a party, including, without limitation, the power to obtain extensions of credit hereunder and to execute and deliver the Notes. Each Subsidiary of the Company is a corporation, limited liability company or limited partnership (as indicated on Schedule I hereto) duly organized or formed, as applicable, validly existing and in good standing under the laws of the state of its incorporation or formation, (b) has the corporate, limited partnership or limited liability company power and authority to own or lease its properties and to carry on its business as now being conducted, (c) is duly qualified to do business in every jurisdiction wherein the conduct of its business or the ownership of its properties are such as to require such qualification, and (d) has the corporate or limited liability company power, as applicable, to execute, deliver and perform each of the Loan Documents to which it is a party.

         SECTION 4.02. AUTHORIZATION OF BORROWING, ENFORCEABLE OBLIGATIONS. The execution, delivery and performance by the Company of this Agreement, and the other Loan Documents to which it is a party, the borrowings by the Company hereunder, and the execution, delivery and performance of each of its Subsidiaries of the Loan Documents to which such Subsidiary is a party, (a) have been duly authorized by all requisite corporate action, (b) will not violate or require any consent under (i) any provision of law applicable to the Company or any Subsidiary of the Company, any rule or regulation of any Governmental Authority, or the Certificate of Incorporation or By-laws of the Company or the Certificate of Incorporation, By-Laws, or other organizational documents, as applicable, of any Subsidiary of the Company or (ii) any order of any court or other Governmental Authority binding on the Company or any Subsidiary of the Company or any indenture, agreement or other instrument to which the Company or any Subsidiary of the Company is a party, or by which the Company or any Subsidiary of the Company or any of its property is bound, and
(c) will not be in conflict with, result in a breach of or constitute (with due notice and/or lapse of time) a default under, any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of the Company or any Subsidiary of the Company other than as contemplated by this Agreement or the other Loan Documents. This Agreement and each other Loan Document to which the Company or any of its Subsidiaries is a party, constitutes a legal, valid and binding obligation of the Company and each such Subsidiary of the Company as the case may be, enforceable against the Company and each such Subsidiary of the Company, as the case may be, in accordance with its terms subject, as to enforcement, to bankruptcy, moratorium, insolvency and similar laws affecting creditors generally and to equitable principles of general application.

         SECTION 4.03. FINANCIAL CONDITION. (a) The Company has heretofore furnished to each Lender (i) the audited consolidated balance sheet of the Company and its Subsidiaries and the related consolidated statement of income, retained earnings and cash flow of the Company and its Subsidiaries, audited by Richard A. Eisner & Company, LLC, independent certified public accountants for the fiscal year ended December 31, 1997, and (ii) the unaudited consolidated balance sheet of the Company and its Subsidiaries and the related consolidated statements of income, retained earnings and cash flow of the Company and its Subsidiaries for the nine month period ended September 30, 1998. Such financial statements were prepared in conformity with Generally Accepted Accounting Principles and fairly present the consolidated financial position and consolidated results of operations of the Company and its Subsidiaries as of the date of such financial statements and for the periods to which they relate and, since September 30, 1998, no Material Adverse Effect has occurred. The Company shall deliver to the Agent, with a copy for each Lender a certificate of the Chief Financial Officer of the Company to that effect on the Closing Date.

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



Other than obligations and liabilities arising in the ordinary course of business since September 30, 1998, there are no obligations or liabilities contingent or otherwise, of the Company or any of its Subsidiaries which are not reflected on such statements other than (i) obligations of the Company and its Subsidiaries incurred in the ordinary course of business (which shall be deemed to exclude acquisitions by the Company or any Subsidiary of the business or assets (including, without limitation stock) of any Person and shall further be deemed to exclude Indebtedness described in Section 7.02(h)), (ii) obligations and liabilities identified on Schedule V hereto, and (iii) other obligations and liabilities which do not exceed $50,000 in the aggregate.

                  (b) The Company, individually, and together with its consolidated Subsidiaries, is Solvent and immediately after giving effect to each Loan contemplated by this Agreement, and the execution of each Loan Document, will be Solvent.

         SECTION 4.04. TAXES. All assessed deficiencies resulting from Internal Revenue Service examinations of the federal income tax returns of the Company or any of its Subsidiaries have been discharged or reserved against in accordance with Generally Accepted Accounting Principles. The Company and each of its Subsidiaries has filed or caused to be filed all federal, state and local tax returns which are required to be filed, and has paid or has caused to be paid all taxes as shown on said returns or on any assessment received by them, to the extent that such taxes have become due, except (a) any such taxes that are immaterial in amount and reserved against in accordance with Generally Accepted Accounting Principles and (b) taxes which are being contested in good faith and which are reserved against in accordance with Generally Accepted Accounting Principles.

         SECTION 4.05. TITLE TO PROPERTIES. The Company and each of its Subsidiaries has good title to their respective properties and assets reflected on the financial statements referred to in Section 4.03 hereof, except for such properties and assets as have been disposed of since the date of such financial statements as no longer used or useful in the conduct of their respective businesses or as have been disposed of in the ordinary course of business, and all such properties and assets are free and clear of mortgages, pledges, liens, charges and other encumbrances, other than Permitted Liens.

         SECTION 4.06. LITIGATION. (a) There are no actions, suits or proceedings (whether or not purportedly on behalf of the Company or any of its Subsidiaries) pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries at law or in equity or before or by any Governmental Authority, which involve any of the transactions contemplated herein or which, if adversely determined against the Company or such Subsidiary, could result in a Material Adverse Effect; and (b) neither the Company nor any of its Subsidiaries is in default with respect to any judgment, writ, injunction, decree, rule or regulation of any Governmental Authority which could have a Material Adverse Effect.

         SECTION 4.07. AGREEMENTS. Neither the Company nor any of its Subsidiaries is a party to any agreement or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree or regulation which could reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party, which default could reasonably be expected to have a Material Adverse Effect.

         SECTION 4.08. COMPLIANCE WITH ERISA. Each Plan is in compliance with ERISA; no Plan is insolvent or in reorganization, no Plan has an Unfunded Current Liability, and no Plan has an accumulated or waived funding deficiency or permitted decreases in its funding standard account within the meaning of
Section 412 of the Code; neither the Company nor any ERISA Affiliate nor any Subsidiary of the Company has incurred any material liability to or on account of a Plan pursuant to Section 515, 4062, 4063, 4064, 4201 or 4204 of ERISA or expects to incur any liability under any of the foregoing sections on account of the termination of participation in or contributions to any such Plan, no proceedings have been instituted to terminate any Plan, no condition exists which presents a material risk to the Company or any of its Subsidiaries or of an ERISA Affiliate incurring a liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; no lien imposed under the Code or ERISA on the assets of the Company or any Subsidiary of the Company exists or is likely to arise on account of any Plan; and the Company, and each of its Subsidiaries may terminate contributions to any other employee benefit plans maintained by them without incurring any material liability to any person interested therein.

         SECTION 4.09. FEDERAL RESERVE REGULATIONS; USE OF PROCEEDS. (a) Neither the Company nor any of its Subsidiaries is engaged principally in, nor has as one of its important activities, the business of extending credit for the purpose of purchasing or carrying any "margin stock" (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System of the United States, as amended from time to time).

         (b) No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase or to carry margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock, or to refund indebtedness originally incurred for such purposes, or (ii) for any purpose which violates or is inconsistent with the provisions of the Regulations T, U, or X of the Board of Governors of The Federal Reserve System.

         (c) The proceeds of each Loan shall be used solely for the purposes permitted under Section 3.02.

         SECTION 4.10. APPROVALS. No registration with or consent or approval of, or other action by, any Governmental Authority or any other Person is required in connection with the execution, delivery and performance of this Agreement by the Company or any of its Subsidiaries, or with the execution and delivery of other Loan Documents to which it is a party or, with respect to the Company, the borrowings hereunder.

         SECTION 4.11. SUBSIDIARIES. Attached hereto as Schedule I is a correct and complete list of each of the Company's Subsidiaries as of the Closing Date showing as to each Subsidiary, its name, the jurisdiction of its incorporation, its shareholders or other owners of an interest in each Subsidiary and the number of outstanding shares or other ownership interest owned by each shareholder or other owner of an interest. The Subsidiaries asterisked on
Schedule I are those Subsidiaries which are Foreign Subsidiaries.

         SECTION 4.12. HAZARDOUS MATERIALS. Except as set forth on Schedule VII, the Company and each of its Subsidiaries are each in compliance with all Environmental Laws and neither the Company nor any of its Subsidiaries of the Company has used, nor to the knowledge of the Company and its Subsidiaries has any prior owner or prior or current tenant or subtenant used, Hazardous Materials on, any property now owned or occupied, or previously owned or occupied, by the Company or any of its Subsidiaries in any manner which violates any Environmental Law.


         SECTION 4.13. INVESTMENT COMPANY ACT. Neither the Company nor any of its Subsidiaries is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

         SECTION 4.14. PLEDGE AGREEMENTS. Each Pledge Agreement executed by the Company and each Domestic Subsidiary of the Company shall constitute a valid and continuing lien on and security interest in the collateral referred to in such Pledge Agreement in favor of the Agent, for the ratable benefit of the Lenders, which shall be prior to all other Liens, claims and rights of all other Persons.

         SECTION 4.15. NO DEFAULT. No Default or Event of Default has occurred and is continuing.

         SECTION 4.16. MATERIAL CONTRACTS. As of the Closing Date, all Material Contracts are disclosed on Schedule VIII hereto. Each such Material Contract
(a) is in full force and effect and is binding upon and enforceable against the Company and its Subsidiaries, in each case, to the extent they are a party thereto, and, to the Company's knowledge, all other parties thereto in accordance with its terms, and (b) there exists no default, under any Material Contract by the Company or any Subsidiary of the Company or, to the Company's knowledge, by any other party thereto which has not been fully cured or waived.

         SECTION 4.17. PERMITS AND LICENSES. The Company and each of its Subsidiaries each has all permits, licenses, certifications, authorizations and approvals required for it lawfully to own and operate their respective businesses except those the failure of which to have could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         SECTION 4.18. COMPLIANCE WITH LAW. The Company and each of its Subsidiaries are each in compliance, with all laws, rules, regulations, orders and decrees which are applicable to the Company or any of its Subsidiaries, or to any of their respective properties which the failure to comply with could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         SECTION 4.19. Y2K. Any reprogramming required to permit the proper functioning, in and following the year 2000, of (a) the Company's or any of its Subsidiaries' computer systems and (b) equipment containing embedded microchips (including systems and equipment supplied by others or with which the Company's or any of its Subsidiaries' systems interface), in each case, to the extent the failure to perform such reprogramming could reasonably be expected to have a Material Adverse Effect, and the testing of all such systems and equipment, as so reprogrammed, will be completed by June 30, 1999. The cost to the Company and each of its Subsidiaries of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 to the Company and each of its Subsidiaries (including, without limitation, reprogramming errors and the failure of others' systems or equipment) will not result in a Default or Event of Default or have a Material Adverse Effect.

         SECTION 4.20. DISCLOSURE. Neither this Agreement, any other Loan Document, or any other document, certificate or written statement furnished to the Agent or any Lender by or on behalf of the Company or any of its Subsidiaries for use in connection with the transactions contemplated by this Agreement contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which they were made.


                                   ARTICLE V
                             CONDITIONS OF LENDING

         SECTION 5.01. CONDITIONS TO INITIAL EXTENSION OF CREDIT. The obligation of each Lender to make its initial Loan hereunder, and the obligation of the Agent to issue the initial Letter of Credit, are subject to the following conditions precedent:

         (a) REVOLVING CREDIT NOTES. On or prior to the Closing Date, the Agent shall have received for the account of each Lender a Revolving Credit Note duly executed by the Company.

         (b) GUARANTIES. On or prior to the Closing Date, the Agent shall have received, with a counterpart for each Lender, a Guaranty duly executed by each Domestic Subsidiary of the Company.

         (c) PLEDGE AGREEMENTS. On or prior to the Closing Date, the Agent shall have received the Pledge Agreements duly executed by the Company and each Domestic Subsidiary of the Company, as applicable, with respect to the outstanding capital stock of each Subsidiary of the Company, together with the stock certificates evidencing the shares pledged thereunder and stock powers duly executed in blank by the Company or Subsidiary of the Company, as appropriate.

         (d) OPINIONS OF COUNSEL. On or prior to the Closing Date, the Agent and each Lender shall have received a written opinion of (i) counsel for the Company and its Subsidiaries dated the Closing Date and addressed to the Agent and the Lenders, substantially in the form of Exhibit F-1 attached hereto and
(ii) general in-house counsel to the Company and its Subsidiaries and from such other special local counsel as the Agent may require, each in form and substance satisfactory to the Agent and its counsel dated the Closing Date and addressed to the Agent and the Lenders substantially in the form of Exhibit F-2 attached hereto (which local opinions should cover such matters incident to the transactions contemplated hereby as the Agent may require (including without limitation, the enforceability of the Pledge Agreement.))

         (e) SUPPORTING DOCUMENTS. On or prior to the Closing Date, the Agent shall have received, with a copy for each Lender, (i) a certificate of good standing for the Company and each of its Subsidiaries from the secretary of the states of their organizational jurisdiction dated as of a recent date; (ii) certified copies of the Certificate of Incorporation and By-laws of the Company and, if not previously delivered to the Agent prior to the date hereof, the Certificate of Incorporation and By-Laws or other organizational documents, as applicable of each of its Subsidiaries; (iii) a certificate of the Secretary or an Assistant Secretary of the Company and each of its Subsidiaries dated the Closing Date and certifying: (x) that neither the Certificates of Incorporation nor the By-laws of the Company nor of any Subsidiary of the Company has been amended since the date of their certification (or if there has been any such amendment, attaching a certified copy thereof); (y) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of the Company and by the board of directors or other governing body or Persons of each of its Subsidiaries authorizing the execution, delivery and performance of each Loan Document to which it is a party and, with respect to the Company, the borrowings hereunder; and (z) the incumbency and specimen signature of each officer of the Company and of each officer or other authorized Person of each of its Subsidiaries executing each Loan Document to which the Company or Subsidiary of the Company is a party and any certificates or instruments furnished pursuant hereto or thereto, and a certification by another officer of the Company and each of its Subsidiaries as to the incumbency and signature of the Secretary or Assistant Secretary of the Company and each of its Subsidiaries; and (iv) such other documents as the Agent may reasonably request.

         (f) OFFICER'S CERTIFICATE. On the Closing Date, the Agent shall have received a certificate dated the Closing Date, executed by an Executive Office confirming compliance with the conditions set forth and clauses (a) and (b) of
Section 5.02.

         (g) INSURANCE. On or prior to the Closing Date, the Agent shall have received a certificate or certificates of insurance from an independent insurance broker or brokers confirming the insurance required to be maintained pursuant to Section 6.01 hereof.

         (h) ASSETS FREE FROM LIENS. Prior to the Closing Date, the Agent shall have received UCC-1 financing statement, tax and judgment lien searches evidencing that the Company's and each of its Subsidiaries' accounts receivable, inventory, equipment and all other assets of the Company and each of its Subsidiaries are free and clear of all Liens except Permitted Liens.

         (i) FEES AND EXPENSES. On or prior to the Closing Date, the Agent shall have received (i) the underwriting fee payable by the Company to the Agent pursuant to a letter agreement dated August 10, 1998 between the Company and the Agent and each Lender shall have received its portion of such fee as agreed in writing between the Agent and each Lender, and (ii) for itself all fees payable pursuant to Section 3.04(c) and reimbursement of expenses in accordance with Section 10.03.

         (j) NO LITIGATION. There shall exist no action, suit, investigation, litigation or proceeding affecting the Company or any of its Subsidiaries pending or threatened before any court, governmental agency or arbiter that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

         (k) CONSENTS AND APPROVALS. All governmental and third party consents and approvals necessary in connection with the transactions contemplated by this agreement and the other Loan Documents shall have been obtained (without the imposition of any conditions that are not acceptable to the Required Lenders) and shall remain in effect, and no law or regulation shall be applicable in the reasonable judgment of the Required Lenders that imposes materially adverse conditions upon the transactions contemplated hereby.

         (l) NO MATERIAL ADVERSE CHANGES. There shall not have occurred any material adverse change in the business, operations, performance, properties, prospects or condition, financial or otherwise, of the Company or the Company and its Subsidiaries, taken as a whole since September 30, 1998.

         (m) EXISTING INDEBTEDNESS. The Agent shall have received concurrently with the extension of the first Revolving Credit Loan evidence that the indebtedness described in clause (i) of the definition of Existing Indebtedness set forth in Section 1.01 has been paid in full and all liens, guarantees and other security provided in connection with the Existing Indebtedness have been terminated, which evidence shall include, without limitation, UCC-3 statements of termination.

         (n) FINANCIAL STATEMENTS. Satisfactory review by the Required Lenders of (i) the audited consolidated financial statements of the Company and its Subsidiaries for the fiscal year ended December 31, 1997, and (ii) the unaudited consolidated financial statements for the Company and its Subsidiaries for the interim nine months ended September 30, 1998.

         (o) OTHER INFORMATION, DOCUMENTATION. The Agent shall receive such other and further information and documentation as it may require, including, but not limited to, any information or documentation relating to compliance by the Company and each of its Subsidiaries with the requirements of all Environmental Laws.

         (p) COMPLETION OF PROCEEDINGS. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by the Loan Documents shall be reasonably satisfactory in form and substance to the Agent and its counsel.

         SECTION 5.02. CONDITIONS TO ALL EXTENSIONS OF CREDIT. The obligation of each Lender to make each Loan hereunder and the obligation of the Agent to issue, amend, renew or extend any Letter of Credit, including, without limitation, the initial Loan and initial Letter of Credit, is subject to the conditions precedent set forth in Section 5.01 and the following conditions precedent:

         (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties by the Company and each of its Subsidiaries pursuant to this Agreement and the Loan Documents to which each is a party shall be true and correct in all material respects on and as of the Borrowing Date or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, with the same effect as though such representations and warranties had been made on and as of such date unless such representation is as of a specific date, in which case, as of such date.

         (b) NO DEFAULT. No Default or Event of Default shall have occurred and be continuing on the Borrowing Date or on the date of issuance, amendment, renewal or extension of a Letter of Credit or will result after giving effect to the Loan requested or the requested issuance, amendment, renewal or extension of a Letter of Credit.

         (c) AVAILABILITY. After giving effect to the requested Revolving Credit Loan or Letter of Credit, the Aggregate Outstandings shall not exceed the Total Commitment then in effect. After giving effect to any issuance, amendment, renewal or extension of any Letter of Credit, the sum of the Aggregate Letters of Credit Outstanding and the Aggregate Third Party Letters of Credit Outstanding shall not exceed $15,000,000.

         (d) ADDITIONAL DOCUMENTATION. With respect to the issuance, amendment, renewal or extension of any Letter of Credit, the Agent shall have received the documents and instruments requested by the Agent in accordance with the last sentence of Section 2.05(a).

Each borrowing hereunder and each issuance, amendment, renewal or extension of a Letter of Credit shall constitute a representation and warranty of the Company that the statements contained in clauses (a), (b), and (c) of Section
5.02 are true and correct on and as of the Borrowing Date or as of the date of issuance, amendment, renewal or extension of a Letter of Credit, as applicable, as though such representations and warranties had been made on and as of such date.

         SECTION 5.03. CONDITIONS TO EACH ACQUISITION LOAN. The obligation of each Lender to make each Acquisition Loan is subject to the conditions precedent set forth in Sections 5.01 and 5.02 and the following condition precedent:

         (a) PERMITTED ACQUISITION. The Agent shall have received a certificate executed by an Executive Officer of the Company certifying that the proposed acquisition constitutes a Permitted Acquisition.

         SECTION 5.04. CONDITIONS TO EACH CONSTRUCTION LOAN. The obligation of each Lender to make each Construction Loan hereunder is subject to the conditions precedent set forth in Section 5.01 and 5.02 and the following conditions precedent:

         (a) CONSTRUCTION BUDGET; OTHER ITEMS. If requested by the Agent, the Agent shall have received for its satisfactory review (i) a budget relating to the construction of the proposed Facility, (ii) a copy of the real estate purchase agreement or, in the event of a lease of real property, a copy of the related lease, and (iii) a timeline for the construction of the proposed Facility.

         (b) LIMITATIONS. The aggregate principal amount of Construction Loans for a particular Facility shall not exceed the sum of (i) the purchase price for the real estate upon which such Facility is to be constructed plus (ii) the construction budget for such Facility. The aggregate outstanding principal amount of all Construction Loans, after giving effect to the requested Construction Loan, shall not exceed $30,000,000 at any time.

         (c) PLEDGE AGREEMENT AND GUARANTY. The Agent shall have received in accordance with Section 6.13 hereof, a duly executed Pledge Agreement and, to the extent applicable, stock certificates evidencing the pledged shares and related stock powers duly endorsed in blank, and, to the extent required pursuant to Section 6.13 hereof, a Guaranty duly executed by the applicable Subsidiary of the Company.

         (d) NO DEFAULT. No Default or Event of Default shall have occurred or will occur immediately after giving effect to the proposed Construction Loan, including, without limitation, any Default arising from a breach of any covenant set forth in Section 7.01 with respect to Liens or Section 7.02 with respect to Indebtedness.

         (e) CERTIFICATE. The Agent shall have received a certificate executed by an Executive Officer of the Company certifying that the proposed construction project constitutes a Permitted Construction Project.

         SECTION 5.05. ADDITIONAL CONDITIONS WITH RESPECT TO THE TERM LOAN. The obligation of each Lender to make the Term Loan hereunder is subject to the conditions precedent set forth in Section 5.01 and 5.02 and the following condition precedent:

         (a) TERM NOTES. On or prior to the Revolving Credit Conversion Date, the Agent shall have received for the account of each Lender a Term Note duly executed by the Company.

                                   ARTICLE VI
                             AFFIRMATIVE COVENANTS


         The Company covenants and agrees with the Lenders that so long as the Commitments remain in effect, or any of the principal of or interest on the Notes or any other Obligations hereunder shall be unpaid it will, and will cause each of its Subsidiaries to:

         SECTION 6.01. EXISTENCE, PROPERTIES, INSURANCE. Do or cause to be done all things necessary to preserve and keep in full force and effect its corporate partnership or limited liability, existence as applicable, rights and franchises and comply in all material respects with all laws applicable to it; at all times maintain, preserve and protect all franchises and trade names and preserve all of its property used or useful in the conduct of its business and keep the same in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, replacements, betterments and improvements thereto so that the business carried on in connection therewith may be properly and advantageously conducted in the ordinary course at all times; at all times maintain insurance covering its assets and its businesses with financially sound and reputable insurance companies or associations in such amounts and against such risks (including, without limitation, hazard, business interruption, public liability and product liability) as are usually carried by companies engaged in the same or similar business. Each such policy of insurance shall provide for at least thirty (30) day's prior written notice to the Agent of any modification or cancellation of such policies. The Company shall provide to the Agent promptly upon receipt thereof evidence of the annual renewal of each such policy.

         SECTION 6.02. PAYMENT OF INDEBTEDNESS AND TAXES. (a) Pay all indebtedness and obligations, now existing or hereafter arising, as and when due and payable and (b) pay and discharge or cause to be paid and discharged promptly all taxes, assessments and government charges or levies imposed upon it or upon its income and profits, or upon any of its property, real, personal or mixed, or upon any part thereof, before the same shall become in default, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might become a lien or charge upon such properties or any part thereof; provided, however, that neither the Company nor any Subsidiary of the Company shall be required to pay and discharge or cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings, and the Company or such Subsidiary, as the case may be, shall have set aside on its books adequate reserves determined in accordance with Generally Accepted Accounting Principles with respect to any such tax, assessment, charge, levy or claim so contested and; further, provided that, subject to the foregoing proviso, the Company and each of its Subsidiaries will pay or cause to be paid all such taxes, assessments, charges, levies or claims upon the commencement of proceedings to foreclose any lien which has attached as security therefor.

         SECTION 6.03. FINANCIAL STATEMENTS, REPORTS, ETC. Furnish to each Lender (other than the statements referred to in Sections 6.03(e), 6.03(g), 6.03(h), 6.03(i) and 6.03(j) which shall be furnished solely to the Agent):

                  (a) as soon as available, but in any event within 105 days after the end of each fiscal year of the Company, a copy of (i) the audited comparative consolidated balance sheet of the Company and its Subsidiaries as of the end of such year and the related audited comparative consolidated statements of income, retained earnings and cash flow for such year, such financial statements to be prepared in accordance with Generally Accepted Accounting Principles consistently applied and accompanied by a report thereon of Richard A. Eisner & Company, LLC or other independent certified public accountants of recognized standing selected by the Company and satisfactory to the Required Lenders (the "Auditor"), which report shall be unqualified;

                  (b) as soon as available, but in any event not later than 60 days after the end of each of the first three quarterly periods of each fiscal year of the Company, a copy of the unaudited interim comparative consolidated balance sheet of the Company and its Subsidiaries as of the end of each such quarter and the related unaudited interim comparative consolidated statements of income, retained earnings and cash flow for such quarter and the portion of the fiscal year through such date; all such financial statements to be prepared in accordance with Generally Accepted Accounting Principles, consistently applied (except for the absence of footnotes thereto);

                  (c) a certificate prepared and signed by the Auditor with each delivery required by clause (a) and a certificate prepared and signed by the Chief Financial Officer with each delivery required by clauses (a) and (b), certifying that the financial statements delivered pursuant to such clauses were prepared in accordance with Generally Accepted Accounting Principles consistently applied, and further certifying as to whether or not, as of the close of such preceding period and at all times during such preceding period, the Company and its Subsidiaries were in compliance with all the provisions in this Agreement, showing computation of financial covenants and quantitative negative covenants, and if the Auditor or Chief Financial Officer, as the case may be, shall have obtained knowledge of any default in such compliance or notice of such default, it shall disclose in such certificate such default or defaults or notice thereof and the nature thereof, whether or not the same shall constitute an Event of Default hereunder;

                  (d) simultaneously with the delivery of the financial statements referenced to in clause (a) above, a copy of the management letter, if any, prepared by the Auditor;

                  (e) as soon as available, but in any event not later than 105 days after the end of each fiscal year of the Company the sales figure and the EBITDA amount of each Facility and each Related Business as of the end of such fiscal year;

                  (f) within five (5) days after filing thereof, copies of all regular and periodic financial information, proxy materials and other information and reports which the Company or any of its Subsidiaries shall file with the Securities and Exchange Commission;

                  (g) with respect to each Permitted Acquisition, (i) promptly upon request of the Agent, (x), to the extent not delivered pursuant to clause
(f) above, a copy of each acquisition agreement executed during the preceding calendar month, together with all schedules and exhibits thereto and all material documents and instruments delivered thereunder, and (y) a copy of each lease of real property, if any, included in the Permitted Acquisition together with a copy of the consent of the lessor therein, if required in connection with the Permitted Acquisition; and (ii), within thirty (30) days of the end of each calendar month, a Chief Financial Officer's Certificate to the extent required pursuant to Section 7.02(h).

                  (h) promptly, after the Agent's request therefor, copies of lien searches conducted in connection with, and copies of drafts of the acquisition agreement with respect to, a Permitted Acquisition together with such other information or documents as the Agent may reasonably request with respect to any proposed or consummated Permitted Acquisition;

                  (i) within thirty (30) days of the end of each calendar month, in the event of the sale of stock or assets pursuant to Section 7.04, a certificate of an Executive Officer of the Company setting forth a description of the stock or assets sold and the purchase price therefore and manner of payment thereof (e.g., securities, notes or cash) together with a certification that the conditions set forth in Sections 7.04(a)(x) and 7.04(a)(y) or Section 7.04(b) (i) through (x), as applicable, and the other conditions set forth in
Section 7.04 were satisfied in connection with such disposition of assets;

                  (j) in the event of incurrence of Indebtedness pursuant to
Section 7.02(h)(iv) or of any Indebtedness permitted pursuant to Section 7.02(i), (i) within one (1) day prior to the incurrence of such Indebtedness, a certificate of an Executive Officer of the Company (identifying the creditor, the amount of the Indebtedness and the security given to secure such Indebtedness) and certifying that all requirements set forth in Section 7.02(h) or Section 7.02(i), as applicable, are satisfied and (ii) promptly upon request of the Agent, a copy of the agreement or instrument evidencing Indebtedness permitted pursuant to Section 7.02(i) together with copies of the security documents executed in connection therewith and promptly upon request of the Agent a copy of the same with respect to Indebtedness permitted pursuant to
Section 7.02(h); and further promptly upon request of the Agent provide to the Agent a copy of any amendments or modifications to any such instrument, agreement or document;

                  (k) promptly after submission to any government or regulatory agency, all documents and information furnished to such government or regulatory agency other than such documents and information prepared in the normal course of business and which would not result in any adverse action to be taken by such agency; and

                  (l) promptly, from time to time, such other information regarding the operations, business affairs and condition, financial or otherwise, of the Company or any of its Subsidiaries as any Lender may request.

         SECTION 6.04. BOOKS AND RECORDS; ACCESS TO PREMISES. Keep adequate records and proper books of record and account in which complete entries will be made in a manner to enable the preparation of financial statements in accordance with Generally Accepted Accounting Principles, and which shall reflect all financial transactions of the Company and each of its Subsidiaries. At any time, and from time to time, permit any Lender or any agents or representatives thereof, in coordination with the Agent, to examine and request copies of and abstracts from the books and records of such information which such Lender deems is necessary or desirable (including, without limitation, the financial records of the Company and its Subsidiaries) and to visit the properties of the Company or any of its Subsidiaries and to discuss the affairs, finances and accounts of the Company or any of its Subsidiaries with any of their respective officers or directors or the Company's independent accountants.

         SECTION 6.05. NOTICE OF ADVERSE CHANGE. Promptly notify each Lender in writing of (a) any change in the business or the operations of the Company or its Subsidiaries which could reasonably be expected to have a Material Adverse Effect, and (b) any information which indicates that any financial statements which are the subject of any representation contained in this Agreement, or which are furnished to the Agent or the Lenders pursuant to this Agreement, fail, in any material respect, to present fairly the financial condition and results of operations purported to be presented therein, disclosing the nature thereof.

         SECTION 6.06. NOTICE OF DEFAULT. Promptly notify each Lender of any Default or Event of Default which shall have occurred, which notice shall include a written statement as to such occurrence, specifying the nature thereof and the action (if any) which is proposed to be taken with respect thereto.

         SECTION 6.07. NOTICE OF LITIGATION. Promptly notify each Lender of any action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency which, if adversely determined against the Company or any Subsidiary of the Company on the basis of the allegations and information set forth in the complaint or other notice of such action, suit or proceeding, or in the amendments thereof, if any, could reasonably be expected to have a Material Adverse Effect.

         SECTION 6.08. NOTICE OF DEFAULT IN OTHER AGREEMENTS. Promptly notify each Lender of any default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which the Company or any Subsidiary of the Company is a party which default could reasonably be excepted to have a Material Adverse Effect.

         SECTION 6.09. NOTICE OF ERISA EVENT. Promptly deliver to each Lender a certificate of the Chief Financial Officer of the Company setting forth details as to such occurrence and such action, if any, which the Company, such Subsidiary of the Company or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the Company, such Subsidiary of the Company, ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator, with respect thereto: that a Reportable Event has occurred, that an accumulated funding deficiency has been incurred or an application may be or has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code with respect to a Plan, that a Plan has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA, that a Plan has an Unfunded Current Liability giving rise to a lien under ERISA, that proceedings may be or have been instituted to terminate a Plan, that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan, or that the Company, any Subsidiary of the Company or any ERISA Affiliate will or may incur any liability (including any contingent or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4201 or 4204 of ERISA. The Company will deliver to each Lender a complete copy of the annual report (Form 5500) of each Plan required to be filed with the Internal Revenue Service. In addition to any certificates or notices delivered to each Lender pursuant to the first sentence hereof, copies of annual reports and any other notices received by the Company or any Subsidiary of the Company required to be delivered to each Lender hereunder shall be delivered to each Lender no later than ten days after the later of the date such report or notice has been filed with the Internal Revenue Service or the PBGC, given to Plan participants or received by the Company or a Subsidiary of the Company.

         SECTION 6.10. NOTICE OF ENVIRONMENTAL LAW VIOLATIONS. Promptly notify each Lender of the receipt of any notice of an action, suit, and proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Company or any Subsidiary of the Company relating to any alleged violation of any Environmental Law which could reasonably be expected to have a Material Adverse Effect.

         SECTION 6.11. NOTICE REGARDING MATERIAL CONTRACTS. Promptly notify each Lender of (a) any termination, material amendment, material supplement or other material modification of any Material Contract and (b) the occurrence of a default by any party to any Material Contract of which the Company is aware.

         SECTION 6.12. COMPLIANCE WITH APPLICABLE LAWS. Comply with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority, the breach of which could reasonably be expected to have a Material Adverse Effect, including, without limitation, the rules and regulations of the Board of Governors of the Federal Reserve System and the Federal Deposit Insurance Corporation.

         SECTION 6.13. SUBSIDIARIES. Give the Agent prompt written notice of the creation, establishment or acquisition, in any manner, of any Subsidiary of the Company not existing on the Closing Date. The Company or its Subsidiary, as appropriate, shall execute a Pledge Agreement with respect to (i) all of the shares of capital stock or other ownership interest of each such Subsidiary which is a Domestic Subsidiary and (ii) 65% of the outstanding shares of capital stock or other ownership interest of each such Subsidiary which is a Foreign Subsidiary, (in each case, together with certificates and powers with respect to such interests duly endorsed in blank, and in the event of uncertificated interests, UCC-1 financing statements identifying such interest and executed by the holder of such interest) and shall cause each Domestic Subsidiary to execute a Guaranty in favor of each Lender within thirty days of the creation, establishment or acquisition of such Subsidiary and in connection therewith shall provide to each Lender the supporting documents identified in clauses (i), (ii), and (iii) of Section 5.01(e) in each case with respect to such Subsidiary; provided, however, the Company shall not be required to deliver a certificate of good standing with respect to any Subsidiary formed less than ninety days from the date such certificate would otherwise be required to be delivered pursuant to this Section 6.13. Within ten days of the end of each calendar quarter, the Company shall deliver to the Agent, with a copy for each Lender, a favorable written opinion of counsel to, addressed to the Agent and each Lender, of (i) counsel (which may include in-house counsel) to each Domestic Subsidiary created, established, or acquired during the preceding calendar quarter in the form attached hereto as Exhibit F with respect to each such Domestic Subsidiary and with respect to the documents required to be executed by each Domestic Subsidiary pursuant to this Section
6.13 but, excluding the matters in paragraph 7 of Exhibit F and (ii) local counsel to each Foreign Subsidiary, which opinion shall be consistent in substance and as to the matters opined as the local counsel opinions delivered pursuant to Section 5.01(d) on the Closing Date.

         SECTION 6.14.     ENVIRONMENTAL LAWS.

         Comply with and use of its best efforts to ensure compliance by all tenants and subtenants of their respective properties with the requirements of all Environmental Laws, provide to the Lenders all documentation in connection with such compliance that the Lenders may reasonably request, and defend, indemnify, and hold harmless the Agent and each Lender and their respective employees, agents, officers, and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs, or expenses of whatever kind or nature, known or unknown, contingent or otherwise, arising out of, or in any way related to, (a) the presence, disposal, or release, of any Hazardous Materials on any property at any time owned or occupied by the Company or any Subsidiary of the Company; (b) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Materials; (c) any lawsuit brought or threatened, settlement reached, or government order relating to such Hazardous Materials, and/or (d) any violation of applicable Environmental Laws, including, without limitation, reasonable attorney and consultant fees, investigation and laboratory fees, court costs, and litigation expenses.


                                  ARTICLE VII
                               NEGATIVE COVENANTS


         The Company covenants and agrees with the Lenders that so long as the Commitments remain in effect or any of the principal of or interest on any Note or any other Obligations hereunder shall be unpaid, it will not, and will not cause or permit any Subsidiary of the Company, directly or indirectly, to:

         SECTION 7.01. LIENS. Incur, create, assume or suffer to exist any Lien on any of their respective assets now or hereafter owned, other than:

                  (a) Liens existing on the date hereof as set forth on
Schedule II attached hereto but not any renewals or extensions thereof unless no Default or Event of Default shall have occurred and be continuing or would occur after giving effect to such renewal or extension;

                  (b) Liens for taxes, assessments or other governmental charges or levies not yet delinquent or which are being contested in good faith by appropriate proceedings, provided, however, that adequate reserves with respect thereto are maintained on the books of the Company or its Subsidiaries in accordance with Generally Accepted Accounting Principles;

                  (c) carriers', warehousemans', mechanics', suppliers' or other like Liens arising in the ordinary course of business and not overdue for a period of more than 30 days or which are being contested in good faith by appropriate proceedings in a manner which will not jeopardize or diminish the interest of the Agent in any of the collateral subject to the Pledge Agreements;

                  (d) Liens incurred or deposits to secure the performance of tenders, bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety, performance and appeal bonds, and other obligations of similar nature incurred in the ordinary course of business, including liens on work-in-progress, inventory and unfinished goods securing progress payments received under contracts with third parties;

                  (e) any attachment, judgment or similar Lien arising in connection with any court or governmental proceeding provided that the execution or other enforcement of such Lien is effectively stayed;

                  (f) easements, rights of way, restrictions and other similar charges or encumbrances which in the aggregate do not interfere in any material respect with the occupation, use and enjoyment by the Company or any of its Subsidiaries of the property or assets encumbered thereby in the normal course of their respective business or materially impair the value of the property subject thereto;

                  (g) deposits under workmen's compensation, unemployment insurance and social security laws;

                  (h) liens granted to the Lenders or the Agent, for the ratable benefit of the Lenders, under this Agreement or any other Loan Document;

                  (i) purchase money liens for fixed or capital assets (other than real property), including obligations with respect to Capital Leases; provided in each case (i) no Default or Event of Default shall have occurred or be continuing or shall occur after giving effect to such lien, (ii) such purchase money lien does not exceed 80% of the purchase price of, and encumbers only, the property acquired, and (iii) such purchase money Lien does not secure any Indebtedness other than in respect of the purchase price of the asset acquired; and

                  (j) Liens securing (i) Acquired Debt, (ii) Assumed Debt,
(iii) Third Party Acquisition Debt (iv) Indebtedness incurred by a Subsidiary of the Company to finance or refinance a Construction Loan or Third Party Construction Loan and, in each case, to the extent permitted pursuant to
Section 7.02(h), (v) Indebtedness permitted pursuant to Section 7.02(i), provided, in each case of clauses (i) through (v) (x) no Default or Event of Default shall have occurred and be continuing or shall occur after giving effect to the grant of the proposed Liens, (y) the Liens attach solely to the assets of the Subsidiary which is the obligor with respect to such Indebtedness, except with respect to (i) the finance or refinancing of any Construction Loan or Third Party Construction Loan and (ii) Indebtedness permitted pursuant to Section 7.02(i), the Liens shall consist solely of a mortgage lien on the real property, improvements and fixtures which are the subject of such Indebtedness; and (z) such Lien does not secure any Indebtedness other than the Acquired Debt, the Assumed Debt, the Third Party Acquisition Debt, the Indebtedness incurred by a Subsidiary of the Company to finance or refinance a Construction Loan or Third Party Construction Loan, or the Indebtedness permitted pursuant to Section 7.02(i) as applicable, and; further provided, such Liens are not renewed or extended unless no Default or Event of Default shall have occurred and be continuing, or shall occur after giving effect to such renewal or extension.

         SECTION 7.02. INDEBTEDNESS. Incur, create, assume or suffer to exist or otherwise become liable in respect of any Indebtedness, other than:

                  (a) Indebtedness incurred prior to the date hereof as described in Schedule "III" attached hereto but not including any renewals or extensions thereof unless (i) the principal amount of such renewed or extended Indebtedness is not greater than the principal amount of the Indebtedness outstanding immediately prior to such renewal or extension (ii) the collateral securing such renewed or extended Indebtedness is not different by type or amount (other than variations in the value of a type of collateral subject to a floating lien) than the collateral securing the Indebtedness immediately prior to such renewal or extension, (iii) the scheduled payments of principal pursuant to the terms of the renewed or extended Indebtedness do not exceed the scheduled payments of principal which would have been required to be paid during any consecutive twelve month period subsequent to such renewal or extension in the absence of such renewal or extension during the term of this Agreement, and (iv) no Default or Event of Default shall have occurred and be continuing or would occur after giving effect to such renewal or extension;

                  (b) Indebtedness to the Lenders under this Agreement, the Notes or any other Loan Document;

                  (c) Indebtedness for trade payables incurred in the ordinary course of business; provided such payables shall be paid or discharged when due or in conformity with customary trade terms;

                  (d) Indebtedness consisting of guarantees permitted pursuant to Section 7.03;

                  (e) Subordinated Indebtedness; provided, however, that no Default or Event of Default shall have occurred and be continuing or would occur after giving effect to the incurrence of such Subordinated Indebtedness;

                  (f) Indebtedness secured by purchase money Liens as permitted under Section 7.01(i);

                  (g) Indebtedness of the Company to any Guarantor and Indebtedness of any Guarantor to the Company or any other Guarantor;

                  (h) (i) Assumed Debt, (ii) Acquired Debt, (iii) Third Party Acquisition Debt, and (iv) Indebtedness incurred to finance or refinance a Construction Loan or Third Party Construction Loan, provided, in each case of clauses (i), (ii), (iii) and (iv), that (x) no Default or Event of Default shall have occurred and be continuing or would occur after giving effect to the incurrence of such Indebtedness (y) the Agent shall have received (i) if requested by the Agent, pursuant to Section 6.03, a copy of all agreements and instruments which relate to or evidence such Indebtedness and which agreements and instruments shall not restrict the ability of the Company or any of its Subsidiaries to grant Liens on any of its assets to any third parties, including the Agent or the Lenders, or to perform any of their respective obligations under any Loan Document (with respect to Liens only, other than the Subsidiary acquiring the assets of a Person pursuant to a Permitted Acquisition or the Person whose shares of capital stock or other equity interests are acquired pursuant to Permitted Acquisition), and (ii) prior to the incurrence of Indebtedness permitted pursuant to this Section 7.02(h)(iv) and, with respect to Indebtedness permitted to this Section 7.02(h)(i), (ii) and (iii), within thirty (30) days of the date of the Agent's request therefor, a certificate prepared and signed by the Chief Financial Officer of the Company certifying that the Company and each of its Subsidiaries is in compliance with the covenants contained in the Loan Documents (including, without limitation, the financial covenants calculated as of the most recent fiscal quarter then ended on a pro forma basis to include such Indebtedness) after giving effect to the incurrence of such Indebtedness and the consummation of the related transaction and identifying the creditor, the principal amount of such Indebtedness and the collateral if any securing such Indebtedness, and (z) there shall not be permitted any renewals or extensions of any such Indebtedness, unless (I) no Default or Event of Default shall have occurred and be continuing, or shall occur after giving effect to such renewal or extension,
(II) the principal amount of such renewed or extended Indebtedness is not greater than the principal amount of the Indebtedness outstanding immediately prior to such renewal or extension, (III) the collateral securing such renewed or extended Indebtedness is not different by type or amount (other than variations in the value of a type of collateral subject to a floating lien) than the collateral securing the Indebtedness immediately prior to such renewal or extension, and (IV) the scheduled payments of principal pursuant to the terms of the renewed or extended Indebtedness do not exceed the scheduled payments of principal which would have been required to be paid during any consecutive twelve month period subsequent to such renewal or extension in the absence of such renewal or extension;

                  (i) Indebtedness to banks or other financial institutions secured by a Mortgage Lien on real property of the Company or the Subsidiary of the Company which incurred the Indebtedness provided (i) the aggregate principal amount of all Indebtedness which is secured by a Mortgage Lien shall not exceed an amount equal to (x) $75,000,000 (calculated exclusive of mortgage indebtedness of SkateNation, Inc. in the current principal amount of approximately $11,500,000 but inclusive of all indebtedness secured by a Mortgage Lien, including, without limitation, such Indebtedness described on
Schedule III attached hereto) less (y) the aggregate sales price of all real property sold and leased back by the Company or its Subsidiaries as permitted pursuant to Section 7.08, (ii) the consolidated gross real property and improvements of the Company determined in accordance with Generally Accepted Accounting Principles (but prior to any depreciation) unencumbered by any Mortgage Lien shall not be less than $200,000,000 as of the date of incurrence of such Indebtedness, and (iii) no Default or Event of Default shall have occurred and be continuing or would occur after giving effect to the incurrence of such Indebtedness;

                  (j) Indebtedness owing from any Foreign Subsidiary to the Company or any Guarantor; provided, however, the aggregate amount of all such Indebtedness together with (i) the aggregate obligations guaranteed pursuant to guaranties permitted pursuant to Section 7.03(d) and (ii) the aggregate loans to and investments in the stock or other equity interest of Foreign Subsidiaries permitted pursuant to Sections 7.06(a)(ii) and 7.06(a)(iii) (calculated exclusive of the Eagle Quest Investment) shall not exceed $30,000,000 in the aggregate at any one time outstanding;

                  (k) Indebtedness under Hedging Agreements with any Lender provided such Hedging Agreements are entered into in the ordinary course of business of the Company and are deemed appropriate by the Agent; and

                  (l) Reimbursement obligations with respect to Third Party Letters of Credit; provided (i) the sum of the Aggregate Letters of Credit Outstanding and Aggregate Third Party Letters of Credit Outstanding shall not exceed $15,000,000 at any time and (ii) each Third Party Letter of Credit is issued on or after the Revolving Credit Termination Date or is issued prior to such date solely as a result of a requirement by the beneficiary of such Third Party Letter of Credit that the expiration date thereof be a date later than the Revolving Credit Termination Date.

         SECTION 7.03. GUARANTIES. Guarantee, endorse, become surety for, or otherwise in any way become or be responsible for the Indebtedness or obligations of any Person, whether by agreement to maintain working capital or equity capital or otherwise maintain the net worth or solvency of any Person or by agreement to purchase the Indebtedness of any other Person, or agreement for the furnishing of funds, directly or indirectly, through the purchase of goods, supplies or services for the purpose of discharging the Indebtedness of any other Person or otherwise, or enter into or be a party to any contract for the purchase of merchandise, materials, supplies or other property if such contract provides that payment for such merchandise, materials, supplies or other property shall be made regardless of whether delivery of such merchandise, supplies or other property is ever made or tendered except:

         (a)      guaranties executed prior to the date hereof as described on
                  Schedule IV attached hereto including any renewals or extension thereof; provided (i) the contingent obligation thereunder after giving effect to such extension or renewal is not greater than such contingent obligation immediately prior to such extension or renewal and (ii) no Default or Event of Default shall have occurred and be continuing or would occur after giving effect to such renewal or extension;

         (b) endorsements of negotiable instruments for collection or deposit in the ordinary course of business;

         (c) guaranties by the Company of any Indebtedness permitted pursuant to Section 7.02 of any Guarantor or the guarantees by any Subsidiary of the Company of any such Indebtedness of the Company or of any Guarantor; and

         (d) guaranties by the Company or by any Subsidiary of the Company of any Indebtedness of any Foreign Subsidiary permitted pursuant to Section 7.02; provided, however, the aggregate obligations guaranteed pursuant to such guaranties, together with (i) the aggregate outstanding Indebtedness permitted pursuant to clause 7.02(j) and (ii) the aggregate loans to and investments in the stock or other equity interest of Foreign Subsidiaries permitted pursuant to Sections 7.06(a)(ii) and 7.06(a)(iii) (calculated exclusive of the Eagle Quest Investment) shall not exceed $30,000,000 in the aggregate at any one time outstanding.

         SECTION 7.04. SALE OF ASSETS. Sell, lease, transfer or otherwise dispose of their respective properties and assets, whether or not pursuant to an order of a federal agency or commission, except for the sale of obsolete capital assets disposed of in the ordinary course of business. Notwithstanding the foregoing, the Company shall be permitted, (a) to sell, for cash, (i) the assets of the Hiland Golf Club and (ii) the assets of the Golf Facility located in Utica, New York (collectively, the "Relevant Facilities"); provided that in each case of clauses (i) and (ii) (x) no Default or Event of Default shall have occurred and be continuing or would occur after giving effect to sale, (y) all Indebtedness of the Company or its Subsidiaries with respect to a Relevant Facility (including without limitation, Indebtedness secured by a lien or mortgage on the assets of the Relevant Facility) shall either be repaid in full or assumed by the respective purchasers thereof on or prior to the closing date of such sale except Indebtedness owing to the Company or any Subsidiary of the Company which shall be paid in full on or prior to the closing date of such sale, and (z) any guaranties executed by the Company or any Subsidiary of the Company with respect to the owner of the Relevant Facility to be sold shall be terminated on or prior to the closing date of such sale; and (b) to sell all of the stock or all or substantially all of the assets of a Subsidiary without the prior written consent of the Required Lenders provided that each of the following conditions are met: (i) in the event of the sale of the assets of such Subsidiary, all Indebtedness of such Subsidiary shall either be repaid in full or assumed by the respective purchasers thereof, in each case, on or prior to the closing date of such sale except Indebtedness owing to the Company or any Subsidiary of the Company which shall be paid in full on or prior to the closing date of such sale,

(ii) any guaranties executed by the Company or any Subsidiary of the Company with respect to Indebtedness of the Subsidiary to be sold shall be terminated on or prior to the closing date of such sale, (iii) the aggregate assets of such Subsidiary do not represent greater than 10% of the consolidated assets of the Company and its Subsidiaries as of the most recent fiscal quarter then ended, (iv) the portion of Consolidated EBITDA attributable to such Subsidiary does not represent greater than 10% of the Consolidated EBITDA as measured over the preceding 12 month period, (v) no Default or Event of Default shall have occurred and be continuing or shall occur after giving effect to the proposed sale, (vi) no more than eight (8) such sale transactions shall have occurred during the prior 12 month period, (vii) the Net Cash Proceeds of the sale are applied to prepayment of the Loans in accordance with Section 3.03(a), (viii) the aggregate assets of all Subsidiaries sold during the immediately preceding 12 month period (calculated after giving effect to the proposed sale) do not represent greater than ten percent (10%) of the consolidated assets of the Company and its Subsidiaries as reflected on the then most recent audited consolidated financial statements of the Company and its Subsidiaries, (ix) the portion of Consolidated EBITDA attributable to all Subsidiaries sold during the immediately preceding consecutive 12 month period (calculated after giving effect to the proposed sale) does not represent greater than ten percent (10%) of the Consolidated EBITDA of the Company and its Subsidiaries as reflected on the then most recent audited consolidated financial statements of the Company and its Subsidiaries, and (x) in the event of the sale of assets of the Subsidiary, the purchaser assumes the liabilities of the Subsidiary, other than, if requested by such purchaser, liabilities arising out of tort or violation of applicable law or breach of any agreement or instrument to which such Subsidiary is a party prior to the closing date of such sale. In the event the purchaser of the assets or stock of any Subsidiary in accordance with this
Section 7.04 delivers to the seller promissory notes or securities in consideration or partial consideration of the purchase price for such sale, on or prior to the closing date of such sale the Company or the Subsidiary, as the case may be, shall deliver to the Agent all such promissory notes and/or securities and shall take all action required to provide the Agent for the ratable benefit of the Lenders, a first priority perfected security interest therein to secure the Obligations or, if applicable, the obligations of such Seller under its Guaranty. Concurrent with the closing of the sale of a Subsidiary complying with the terms of this Section 7.04, the Agent shall deliver to the Company (i) the certificates evidencing the stock or other equity interests of such Subsidiary delivered to the Agent pursuant to the Pledge Agreement, (ii) the stock powers received by the Agent with respect to such certificates, (iii) termination statements on form UCC-3 in the event the Agent received a UCC-1 financing statement with respect to any uncertificated interest, and (iv) a letter terminating the obligations of such Subsidiary under the Guaranty executed by such Subsidiary.

         SECTION 7.05. SALES OF RECEIVABLES. Sell, transfer, discount or otherwise dispose of notes, accounts receivable or other obligations owing to the Company or any of its Subsidiaries, with or without recourse, except for collection in the ordinary course of business.

         SECTION 7.06. LOANS AND INVESTMENTS. Make or commit to make any advance, loan, extension of credit, or capital contributions to, or purchase or hold beneficially any stock or other securities, or evidence of Indebtedness of, purchase or acquire all or a substantial part of the assets of, make or permit to exist any interest whatsoever in, any other Person other than (a) the ownership of stock of any Subsidiary (i) existing as of the Closing Date or (ii) formed by the Company or a Subsidiary of the Company solely to (x) establish a Facility pursuant to a Permitted Construction Project or (y) acquire assets or stock or other ownership interest of an entity pursuant to a Permitted Acquisition; or (iii) resulting from the acquisition of stock or other ownership interest in connection with a Permitted Acquisition; provided, however, that the aggregate amount of all investments by the Company and its Subsidiaries in the stock of Foreign Subsidiaries pursuant to the preceding clauses (ii) and (iii) (calculated exclusive of the Eagle Quest Investment) together with the aggregate loans and advances permitted pursuant to section 7.02(j) and the aggregate obligations guaranteed pursuant to guaranties permitted pursuant to 7.03(d) shall not exceed $30,000,000 in the aggregate for all such transactions, (b) investments constituting Eligible Investments, (c) loans constituting Indebtedness permitted pursuant to Sections 7.02(g) and 7.02(j); or (d) investments which constitute a portion of the assets of a Person the stock or other equity interest of which, or the assets of which, are acquired pursuant to a Permitted Acquisition provided no such investment shall require the Company or any Subsidiary of the Company to make additional investments; or (e) promissory notes or securities received in consideration or partial consideration of the sale of a Subsidiary of the Company or the assets of a Subsidiary of the Company to a third Person in compliance with the terms and conditions of Section 7.04, (f) loans and advances, on an arm's length basis, to any Person, owning, operating, or managing a Facility or Related Business or any affiliate thereof, in an aggregate amount not to exceed $2,500,000 for all such loans and advances by the Company and its Subsidiaries, or (g) loans and advances to officers and employees of the Company and its Subsidiaries in an aggregate amount not to exceed $500,000.

         SECTION 7.07. NATURE OF BUSINESS; LIMITATION ON FACILITIES. Change or alter, in any material respect, the nature of its business from the owning and operating of Facilities and Related Businesses; provided, however, there shall be no more than 15 golf facilities, ice rink facilities and family fun centers (including, without limitation, Golf Facilities, Ice Rink Facilities and Family Fun Centers) under construction (exclusive of capital improvements or other improvements to existing Facilities) at any one time and no more than 35 golf facilities, ice rink facilities and family fun centers (including, without limitation, Golf Facilities, Ice Rink Facilities and Family Fun Centers) may be built or under construction during any consecutive 12 month period.

         SECTION 7.08. SALE AND LEASEBACK. Enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, whether real or personal, used or useful in its business, whether now owned or hereafter acquired, of its or any of its Subsidiaries, if at the time of such sale or disposition it intends to lease or otherwise acquire the right to use or possess (except by purchase) such property or like property for a substantially similar purpose; provided, however, the Company and its Subsidiaries may enter into a sale and leaseback with respect to their respective real property; provided, however, the aggregate purchase price of all such sales consummated on or after the date of this Agreement shall not exceed $15,000,000.

         SECTION 7.09. FEDERAL RESERVE REGULATIONS. Permit any Loan or the proceeds of any Loan to be used for any purpose which violates or is inconsistent with the provisions of Regulations T, U or X of the Board of Governors of the Federal Reserve System.

         SECTION 7.10. ACCOUNTING POLICIES AND PROCEDURES. Permit any change in the accounting policies and procedures of the Company or any of its Subsidiaries, including a change in fiscal year, provided, however, that any policy or procedure required to be changed by the FASB (or other board or committee of the FASB), in order to comply with Generally Accepted Accounting Principles, or required to be changed pursuant to applicable regulations of the Securities Exchange Commission, may be so changed.

         SECTION 7.11. HAZARDOUS MATERIALS. Cause or permit any of its properties or assets to be used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce or process Hazardous Materials, except in compliance with all applicable federal, state and local laws or regulations, nor cause or permit, as a result of any intentional or negligent act or omission on the part of the Company, any of its Subsidiaries or any tenant or subtenant, a release of Hazardous Materials onto such property or asset or onto any other property.

         SECTION 7.12. LIMITATIONS ON FUNDAMENTAL CHANGES. Except for Permitted Acquisitions and except as permitted by Section 7.04 above, merge or consolidate with, or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now or hereafter acquired) to any Person, or acquire all or substantially all of the assets (including, without limitation, capital stock) or the business of any Person or liquidate, wind up or dissolve or suffer any liquidation or dissolution.

         SECTION 7.13.     FINANCIAL CONDITION COVENANTS.

         (a) Consolidated Tangible Net Worth. Permit at any time Consolidated Tangible Net Worth to be less than (i) $230,000,000 during the period commencing the Closing Date and ending December 30, 1998, and (ii) subject to the proviso set forth below, during each three month period thereafter commencing the last day of each fiscal quarter and ending the day next preceding the last day of the next succeeding fiscal quarter (initially, December 31, 1998 through March 30, 1999), the sum of (i) 50% of Consolidated Net Income (not less than zero) for the immediately preceding fiscal quarter (initially, the fiscal quarter ending December 31, 1998), (ii) the actual Consolidated Tangible Net Worth as of the end of the immediately preceding fiscal quarter (initially September 30, 1998) and (iii) the proceeds from any sale or placement of equity in the Company after June 8, 1998; provided, however, effective upon the date that the Consolidated Tangible Net Worth equals or exceeds $250,000,000 the Company at all times thereafter shall not permit Consolidated Tangible Net Worth to be less than $250,000,000.

         (b) Consolidated Interest Coverage Ratio. Permit at any time the Consolidated Interest Coverage Ratio to be less than the ratio set forth below opposite the applicable period.

                              PERIOD                                    RATIO
                              ------                                    -----

         Closing Date through December 30, 1998                        3.50:1.00

         December 31, 1998 thereafter                                  4.00:1.00

         (c) Consolidated Funded Debt to Consolidated EBITDA. Permit at any time the ratio of Consolidated Funded Debt to Consolidated EBITDA to exceed the ratio set forth below opposite the applicable period.


                              PERIOD                                    RATIO
                              ------                                    -----

         Closing Date through December 30, 1999                        5.00:1.00

         December 31, 1999 thereafter                                  4.00:1.00


         (d) Consolidated Debt Service Coverage Ratio. Permit at any time the Consolidated Debt Service Coverage Ratio to be less than the ratio set forth below opposite the applicable period.


                              PERIOD                                    RATIO
                              ------                                    -----

         Closing Date through December 30, 1998                        1.00:1.00

         December 31, 1998 thereafter                                  1.25:1.00


         (e) Consolidated Senior Funded Debt to Consolidated EBITDA. Permit at any time the ratio of Consolidated Senior Funded Debt to Consolidated EBITDA to exceed 3.00:1.00.

         (f) Maximum Consolidated Capital Expenditures. The aggregate amount of consolidated Capital Expenditures of the Company and its Subsidiaries financed with indebtedness for borrowed money (excluding indebtedness for borrowed money evidenced by any Loan) shall not exceed $50,000,000 during any fiscal year of the Company.

         SECTION 7.14. SUBORDINATED DEBT. Directly or indirectly prepay, defease, purchase, redeem, or otherwise acquire any Subordinated Debt, without the prior written consent of the Required Lenders.

         SECTION 7.15. DIVIDENDS. Except as permitted by the next succeeding sentence, declare any dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of stock of the Company or any of its Subsidiaries, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash, securities or property or in obligations of the Company or any of its Subsidiaries or in any combination thereof, or permit any Affiliate to make any payment on account of, or purchase or otherwise acquire, any shares of any class of the stock of the Company or any of its Subsidiaries from any Person. Notwithstanding the foregoing, (i) any Subsidiary of the Company may pay dividends or make distributions ratably to its shareholders in cash or securities; (ii) the Company may pay cash dividends to its shareholders provided that no Default or Event of Default shall have occurred and be continuing before or after giving effect to such dividend or distribution;
(iii) the Company may declare stock dividends and stock splits in favor of its shareholders and (iv) the Company may redeem, repurchase or retire any shares of any class of its capital stock for cash or securities provided that no Default or Event of Default shall have occurred and be continuing before or after giving effect to such redemption, repurchase or retirement.

         SECTION 7.16. TRANSACTIONS WITH AFFILIATES. (a) Except as otherwise set forth herein, neither the Company nor any of its Subsidiaries shall make any loan, advance, guarantee or capital contribution to, or for the benefit of, or sell, lease, transfer or dispose of any properties or assets to, or for the benefit of, or purchase or lease any property or assets from, or enter into or amend any contract, agreement or understanding with, or for the benefit of, an Affiliate (each such transaction or series of related transactions that are part of a common plan, an "Affiliate Transaction"), except in good faith and on terms that are no less favorable to the Company or the relevant Subsidiary than those that would have been obtained in a comparable transaction on an arm's length basis from an unrelated Person.

         (b) The Company shall not, and shall not permit any Subsidiary to, engage in any Affiliate Transaction involving aggregate payments or other transfers by the Company and its Subsidiaries in excess of $2,000,000 (including cash and non-cash payments and benefits valued at their fair market value by the Board of Directors in good faith), unless the Company delivers to the Agent; (i) a resolution of the Board of Directors stating that the Board of Directors (including a majority of the disinterested directors, if any) has, in good faith, determined that such Affiliate Transaction complies with the provisions of this Agreement (which resolution shall also be required for all Affiliate Transactions involving aggregate payments or other transfers by the Company and its Subsidiaries which are less than $2,000,000 so long as they are in excess of $500,000); and (ii) (x) with respect to any Affiliate Transaction involving the incurrence of Indebtedness, a written opinion of a nationally recognized investment banking or accounting firm experienced in the review of similar types of transactions, (y) with respect to any Affiliate Transaction involving the transfer of real property, fixed assets or equipment, either directly or by a transfer of 50% or more of the capital stock of a Subsidiary which holds any such real property, fixed assets or equipment, a written appraisal from a nationally recognized appraiser experienced in the review of similar types of transactions or (z) with respect to any Affiliate Transaction not otherwise described in (x) or (y) above, or in lieu of the opinions and appraisals referred to in (x) and (y) above, a written certification from a nationally recognized professional or firm experienced in evaluating similar types of transactions, in each case, stating that the terms of such transaction are fair to the Company or such Subsidiary, as the case may be, from a financial point of view.

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



         SECTION 7.17. IMPAIRMENT OF SECURITY INTEREST. Take or omit to take any action which could reasonably be expected to have the result of impairing the security interest in any property subject to a security interest in favor of the Agent or other Lenders.


                                  ARTICLE VIII
                               EVENTS OF DEFAULT

         SECTION 8.01. EVENTS OF DEFAULT. In the case of the happening of any of the following events (each an "Event of Default"):

                  (a) failure to pay the principal of or interest on any Loan, any reimbursement obligations with respect to a drawing under any Letter of Credit, or any fees under this Agreement as and when due and payable, and with respect to interest payments and fee payments only, such failure shall continue unremedied for a period of five (5) days;

                  (b) default shall be made in the due observance or performance of (i) any covenants or agreement set forth in Sections 6.01, 6.02, 6.08, 6.11, 6.12, 6.13 or 6.14 if such default shall continue unremedied for a period of 30 days or (ii) any other covenant, condition or agreement of the Company or any Subsidiary of the Company to be performed pursuant to this Agreement, the Notes or any other Loan Document;

                  (c) any representation or warranty made in this Agreement or any other Loan Document shall prove to be false or misleading in any material respect when made or given or when deemed made or given;

                  (d) any report, certificate, financial statement or other instrument furnished in connection with this Agreement or any other Loan Document or the borrowings hereunder, shall prove to be false or misleading in any material respect when made or given;

                  (e) default in the performance or compliance in respect of any agreement or condition relating to any Indebtedness of the Company or any of its Subsidiaries in excess of $500,000 individually or in the aggregate, (other than the Notes), if the effect of such default is to accelerate the maturity of such Indebtedness or to permit the holder or obligee thereof (or a trustee on behalf of such holder or obligee) to cause such Indebtedness to become due prior to the stated maturity thereof, or, except as otherwise permitted by Section 7.02(c), any such Indebtedness shall not be paid when due;

                  (f) the Company or any of its Subsidiaries shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code or any other federal or state bankruptcy, insolvency or similar law, (ii) consent to the institution of, or fail to controvert in a timely and appropriate manner, any such proceeding or the filing of any such petition, (iii) apply for or consent to the employment of a receiver, trustee, custodian, sequestrator or similar official for the Company or any of its Subsidiaries or for a substantial part of its property; (iv) file an answer admitting the material allegations of a petition filed against it in such proceeding, (v) make a general assignment for the benefit of creditors, (vii) become unable or admit in writing its inability or fail generally to pay its debts as they become due or (vii) take corporate action for the purpose of effecting any of the foregoing;

                  (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Company or any of its Subsidiaries or of a substantial part of their respective property, under Title 11 of the United States Code or any other federal or state bankruptcy insolvency or similar law,
(ii) the appointment of a receiver, trustee, custodian, sequestrator or similar official for the Company or any of its Subsidiaries or for a substantial part of their property, or (iii) the winding-up or liquidation of the Company or any of its Subsidiaries and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall continue unstayed and in effect for 60 days;

                  (h) One or more orders, judgments or decrees for the payment of money in excess of $500,000 in the aggregate shall be rendered against the Company or any of its Subsidiaries and the same shall not have been paid in accordance with such judgment, order or decree and either (i) an enforcement proceeding shall have been commenced by any creditor upon such judgment, order or decree, or (ii) there shall have been a period of sixty (60) days during which a stay of enforcement of such judgment, order or decree, by reason of pending appeal or otherwise, was not in effect;

                  (i) any Plan shall fail to maintain the minimum funding standard required for any Plan year or part thereof or a waiver of such standard or extension of any amortization period is sought or granted under
Section 412 of the Code, any Plan is, shall have been terminated or the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a Reportable Event shall have occurred with respect to a Plan or the Company, any Subsidiary of the Company, or any ERISA Affiliate shall have incurred a liability to or on account of a Plan under Section 515, 4062, 4063, 4063, 4201 or 4204 of ERISA, and there shall result from any such event or events the imposition of a lien upon the assets of the Company or any of its Subsidiaries, the granting of a security interest, or a liability to the PBGC or a Plan or a trustee appointed under ERISA or a penalty under Section 4971 of the Code;

                  (j) any material term or provision of any Loan Document shall for any reason cease to be in full force and effect in accordance with its terms or the Company or any of its Subsidiaries shall so assert in writing;

                  (k) a Change in Control shall have occurred;

                  (l) any of the Liens purported to be granted pursuant to any Security Document shall cease for any reason to be legal, valid and enforceable liens on the collateral purported to be covered thereby or shall cease to have the priority purported to be created thereby;

                  (m) the Company shall designate any Indebtedness other than Indebtedness to the Lenders pursuant to this Agreement and the other Loan Documents as "Designated Senior Indebtedness" (as that term is defined in the Subordinated Note Indenture), without the prior written consent of the Required Lenders; or

                  (n) an Event of Default (as that term is defined in the Subordinated Note Indenture) shall have occurred and be continuing;

then, at any time thereafter during the continuance of any such event, the Agent may, with the consent of the Required Lenders, and, upon the request of the Required Lenders, shall, by written or telephonic notice to the Company, take either or both of the following actions, at the same or different times,
(a) terminate the Commitments and (b) declare (i) the Notes, both as to principal and interest, (ii) an amount equal to the maximum amount that may be drawn under all Letters of Credit then outstanding (whether or not any beneficiary under any Letter of Credit shall have presented or be entitled to present the drafts and other documents required to draw under such Letter of Credit), and (iii) all other Obligations, to be forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Notes to the contrary notwithstanding; provided, however, that if an event specified in
Section 8.01(f) or (g) shall have occurred, the Commitments shall automatically terminate and interest, principal and amounts referred to in the preceding clauses (i), (ii), and (iii) shall be immediately due and payable without presentment, demand, protest, or other notice of any kind, all of which are expressly waived, anything contained herein or in the Notes to the contrary notwithstanding. With respect to all Letters of Credit that shall not have matured or presentment for honor shall not have occurred, the Company shall provide the Agent with Cash Collateral in an amount equal to the aggregate undrawn amount of the Letters of Credit. Such Cash Collateral shall be applied by the Agent to reimburse it for drawings under Letters of Credit for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Company at such time or, if the maturity of the Loans has been accelerated, be applied to satisfy other Obligations.


                                   ARTICLE IX
                                   THE AGENT

         SECTION 9.01.     APPOINTMENT, POWERS AND IMMUNITIES.

         Each Lender hereby irrevocably appoints and authorizes the Agent to act as its agent hereunder, under the Security Documents and the other Loan Documents with such powers as are specifically delegated to the Agent by the terms of this Agreement, the Security Documents and the other Loan Documents together with such other powers as are reasonably incidental thereto. The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement, the Security Documents and the other Loan Documents and shall not be a trustee for any Lender, nor is the Agent acting in a fiduciary capacity of any kind under this Agreement, the Security Documents or the other Loan Documents or in respect thereof or in respect of any Lender. The Agent shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement, the Security Documents, or the other Loan Documents, in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement, the Security Documents or the other Loan Documents, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, the Security Documents or the other Loan Documents or any other document referred to or provided for herein or therein or for the collectibility of the Loans or for the validity, effectiveness or value of any interest or security covered by the Security Documents or for the value of any collateral or for the validity or effectiveness of any assignment, mortgage, pledge, security agreement, financing statement, document or instrument, or for the filing, recording, re-filing, continuing or re-recording of any thereof or for any failure by the Company, or any of its Subsidiaries to perform any of its obligations hereunder or under the other Loan Documents. The Agent may take all actions by itself and/or it may employ agents and attorneys-in-fact, and shall not be responsible, except as to money or the securities received by it or its authorized agents, for the negligence or misconduct of itself or its employees or of any such agents or attorneys-in-fact, if such agents or attorneys-in-fact are selected by it with reasonable care. Neither the Agent nor any of its directors, officers, employees or agents shall be liable or responsible for any action taken or omitted to be taken by it or them hereunder, under the Security Documents or the other Loan Documents or in connection herewith or therewith, except for its or their own gross negligence or willful misconduct.

         SECTION 9.02.     RELIANCE BY AGENT.

         The Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent. As to any matters not expressly provided for by this Agreement, the Security Documents or the other Loan Documents, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder, under the Security Documents or the other Loan Documents in accordance with instructions signed by the Required Lenders, or such other number of Lenders as is specified in Section 10.04 hereof, and such instructions of the Required Lenders or other number of Lenders as aforesaid and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.

         SECTION 9.03.     EVENTS OF DEFAULT.

         The Agent shall not be deemed to have knowledge of the occurrence of a Default (other than the non-payment of principal of or interest on Loans to the extent the same is required to be paid to the Agent for the account of the Lenders) unless the Agent has received notice from a Lender or the Company specifying such Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice of the occurrence of a Default, the Agent shall give prompt notice thereof to the Lenders. The Agent shall (subject to Section 9.07 hereof) take such action with respect to such Default as shall be directed by the Required Lenders, except as otherwise provided in Section 10.04 hereof; provided that unless and until the Agent shall have received such directions, the Agent may take such action, or refrain from taking such action, with respect to such Default or an Event of Default as it shall deem advisable in the best interest of the Lenders.

         SECTION 9.04.     RIGHTS AS A LENDER.

         With respect to its Commitment and the Loans made by it, the Agent in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Company or its Affiliates, as if it were not acting as the Agent, and the Agent may accept fees and other consideration from the Company or its Affiliates, for services in connection with this Agreement, the Security Documents or any of the other Loan Documents or otherwise without having to account for the same to the Lenders.

         SECTION 9.05.     INDEMNIFICATION.

         The Lenders shall indemnify the Agent (to the extent not reimbursed by the Company under Section 10.03 hereof), ratably in accordance with the aggregate principal amount of the Loans made by the Lenders (or, if no Loans are at the time outstanding, ratably in accordance with their respective Commitments), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement, the Security Documents or any of the other Loan Documents or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby and thereby (including, without limitation, the costs and expenses which the Company is obligated to pay under Section 10.03 hereof or under the applicable provisions of any other Loan Document) or the enforcement of any of the terms hereof or of the Security Documents, or of any other Loan Document, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Agent.

         SECTION 9.06.     NON-RELIANCE ON AGENT AND OTHER LENDERS.

         Each Lender agrees that it has, independently and without reliance on the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Company and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement, the Security Documents or the other Loan Documents. The Agent shall not be required to keep itself informed as to the performance or observance by the Company of this Agreement, the Security Documents or the other Loan Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of the Company. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder or under the Security Documents, or the other Loan Documents, the Agent shall not have any duty or ability to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Company, which may come into the possession of the Agent or any of its Affiliates.

         SECTION 9.07.     FAILURE TO ACT.

         Except for action expressly required of the Agent hereunder, or under the Security Documents, the Agent shall in all cases be fully justified in failing or refusing to act hereunder or thereunder unless it shall be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

         SECTION 9.08.     RESIGNATION OF AGENT.

         Subject to the appointment and acceptance of a successor Agent as provided in this Section 9.08, the Agent may resign at any time by notifying the Lenders and the Company. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Company, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the resigning Agent gives notice of its resignation, then the resigning Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent, and the resigning Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Company to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the Agent's resignation hereunder, the provisions of this Article and Section --10.03 shall continue in effect for the benefit of such resigning Agent in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

         SECTION 9.09.     SHARING OF COLLATERAL AND PAYMENTS.

         In the event that at any time any Lender shall obtain payment in respect of a Note or interest thereon, or a participation in any Letter of Credit, or receive any collateral in respect thereof, whether voluntarily or involuntarily, through the exercise of a right of banker's lien, set-off or counterclaim against the Company or otherwise, in a greater proportion than the proportion received by any other Lender in respect of the corresponding Note held by it or interest thereon, or its participation in any Letter of Credit, then the Lender so receiving such greater proportionate payment shall purchase for cash from the other Lender or Lenders such portion of each such other Lender's or Lenders' Loan

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



or participation in any Letter of Credit, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Lender receiving the proportionate over-payment to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders each of which shall have a lien on its ratable portion of the amount described hereinafter obtained from the Company; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from the Lender which received the proportionate over-payment, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Company agrees, to the extent it may do so under applicable law, that each Lender so purchasing a portion of another Lender's Loan or participation in any Letter of Credit may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.


                                   ARTICLE X
                                 MISCELLANEOUS

         SECTION 10.01. NOTICES. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing, (including telecopy) and unless otherwise expressly provided herein, shall be conclusively deemed to have been received by a party hereto and to be effective on the day on which delivered by hand to such party or one Business Day after being sent by overnight mail to the address set forth below, or, in the case of telecopy notice, when acknowledged as received, or if sent by registered or certified mail, three (3) Business Days after the day on which mailed in the United States, addressed to such party at such address:

                  (a)      if to the Agent, at

                           The Chase Manhattan Bank
                           395 North Service Road
                           Melville, New York 11747
                           Attention: Relationship Officer
                                      Family Golf Centers, Inc.
                           Telecopy:  (516) 755-0139

                  (b)      if to the Company, at

                           Family Golf Centers, Inc.
                           538 Broadhollow Road
                           Melville, New York 11747
                           Attention: Mr. Dominic Chang
                                      Chief Executive Officer
                           Telecopy: (516) 694-0918


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



                           with a copy to:

                           Kenneth R. Koch, Esq.
                           Squadron, Ellenoff, Plesent & Sheinfeld LLP
                           551 Fifth Avenue
                           New York, New York 10176
                           Telecopy: (212) 697-6686

                           Pamela S. Charles, Esq.
                           Family Golf Centers, Inc.
                           538 Broadhollow Road
                           Melville, New York 11747
                           Telecopy: (516) 694-1935

                           Mr. Jeffrey Key
                           Family Golf Centers, Inc.
                           538 Broadhollow Road
                           Melville, New York 11747
                           Telecopy: (516) 694-7729


                  (c) if to any Lender, to its address set forth in the signature page of this Agreement and to the person so designated

                                    - and -

                  (d) as to each such party at such other address as such party shall have designated to the other in a written notice complying as to delivery with the provisions of this Section 10.01.

         SECTION 10.02. EFFECTIVENESS; SURVIVAL. This Agreement shall become effective on the date on which all parties hereto shall have signed a counterpart copy hereof and shall have delivered the same to the Agent. All representations and warranties made herein and in the other Loan Documents and in the certificates delivered pursuant hereto or thereto shall survive the making by the Lenders of the Loans and the issuance by the Agent of Letters of Credit, in each case, as herein contemplated and the execution and delivery to the Lenders of the Notes evidencing the Loans and shall continue in full force and effect so long as the Obligations hereunder are outstanding and unpaid and the Commitments are in effect. The obligations of the Company pursuant to
Section 3.07, Section 3.08, Section 3.10 and Section 10.03 shall survive termination of this Agreement and payment of the Obligations.

         SECTION 10.03. EXPENSES. The Company agrees (a) to indemnify, defend and hold harmless the Agent, each Lender and their respective officers, directors, employees, and affiliates

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



(each, an "indemnified person") from and against any and all losses, claims, damages, liabilities or judgments to which any such indemnified person may be subject and arising out of or in connection with the Loan Documents, the financings contemplated hereby, the use of any proceeds of such financings or any related transaction or any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any of such indemnified persons is a party thereto, and to reimburse each of such indemnified persons upon demand for any reasonable, legal or other expenses incurred in connection with the investigation or defending any of the foregoing; provided that the foregoing indemnity will not, as to any indemnified person, apply to losses, claims, damages, liabilities, judgments or related expenses to the extent arising from the wilful misconduct or gross negligence of such indemnified person, (b) to pay or reimburse the Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the preparation and execution of and any amendment, supplement or modification to this Agreement, the Notes, any other Loan Documents, and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including without limitation, the reasonable fees and disbursements of Farrell Fritz, P.C., subject, with respect to the preparation, negotiation, and execution of this Agreement and the other Loan Documents, to the limitations set forth in the letter dated August 10, 1998 from The Chase Manhattan Bank to the Company, and (c) to pay or reimburse each Lender and the Agent for all their costs and expenses incurred in connection with the enforcement and preservation of any rights under this Agreement, the Notes the other Loan Documents, and any other documents prepared in connection herewith or therewith, including, without limitation, the reasonable fees and disbursements of counsel (including, without limitation, in-house counsel) to the Agent and to the several Lenders, including all such out-of-pocket expenses incurred (i) during any work-out, restructuring or negotiations in respect of the Obligations and (ii) in connection with the execution of any amendment, supplement or modification to this Agreement and other documents prepared in connection therewith during any work-out, restructuring or negotiations with respect to the Obligations, the Notes, or any other Loan Documents.

         SECTION 10.04. AMENDMENTS AND WAIVERS. With the written consent of the Required Lenders, the Agent and the Company may, from time to time, enter into written amendments, supplements or modifications hereto for the purpose of adding any provisions to this Agreement or the Notes or any of the other Loan Documents or changing in any manner the rights of the Lenders or of the Company hereunder or thereunder, and with the written consent of the Required Lenders the Agent on behalf of the Lenders may execute and deliver to the Company a written instrument waiving, on such terms and conditions as the Agent may specify in such instrument, any of the requirements of this Agreement or the Notes or any of the other Loan Documents or any Event of Default; provided, however, that no such waiver and no such amendment, or supplement or modification shall (a) extend the maturity of any Note or change the amortization schedule of any Term Note, or any installment thereof, (b) reduce the rate or extend the time of payment of interest on any Note or any fees payable to the Lenders hereunder, (c) reduce the principal amount of any Note or the amount of any reimbursement due in respect of any Letter of Credit, (d) increase the amount of any Lender's Commitment, (e) amend, modify or waive any provision of this Section 10.04, (g) reduce the percentage specified in the definition of Required Lenders, (h) consent to the

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assignment or transfer by the Company or any Subsidiary of the Company of any
of its rights or obligations under this Agreement, (i) except as expressly permitted pursuant to this Agreement or any other Loan Document release any significant collateral security granted to the Agent under the Security Documents or (j) except as permitted pursuant to Section 7.04, release any Guarantor from its Guaranty, in each case specified in clauses (a) through (j) above without the written consent of all the Lenders; and provided, further, that no such waiver and no such amendment, supplement or modification shall amend, modify, supplement or waive any provision of Section IX without the written consent of the then Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Company, the Lenders, the Agent and all future holders of the Notes.

         SECTION 10.05.  SUCCESSORS AND ASSIGNS; PARTICIPATIONS.

         (a) This Agreement shall be binding upon and inure to the benefit of the Company, the Lenders, the Agent, all future holders of the Notes and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

         (b) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other financial institutions ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender hereunder. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under this Agreement to the other parties under this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note for all purposes under this Agreement, and the Company and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. The Company agrees that each Participant shall be entitled to the benefits of Sections 3.07, 3.08 and
3.10 with respect to its participation in the Commitments and in the Loans outstanding from time to time; provided, however, that no Participant shall be entitled to receive any greater amount pursuant to such sections than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred. No Participant shall have the right to consent to any amendment to, or waiver of, any provision of this Agreement, except the transferor Lender may provide in its agreement with the Participant that such Lender will not, without the consent of the Participant, agree to any amendment or waiver described in clause (a) through clause (j) of Section 10.04.

         (c) Subject to the last sentence of this paragraph (c) any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to any Lender or any domestic banking affiliate thereof, and, with the consent of the Agent and, so long as no Default or Event of Default shall have occurred and be continuing, the Company (which in each case shall not be unreasonably withheld) to one or more additional banks or financial

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institutions ("Purchasing Lenders") all or any part of its rights and obligations under this Agreement and the Notes pursuant to an Assignment and Acceptance Agreement, executed by such Purchasing Lender, such transferor Lender and the Agent (and, in the case of an Assignment and Acceptance Agreement relating to a Purchasing Lender that is not then a Lender or a domestic banking affiliate thereof, also executed by the Company), and delivered to the Agent for its acceptance. Upon such execution, delivery and acceptance from and after the effective date specified in such Assignment and Acceptance Agreement, (i) the Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance Agreement, have the rights and obligations of a Lender hereunder with Commitments as set forth therein and (ii) the transferor Lender thereunder shall, to the extent provided in such Assignment and Acceptance Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance Agreement covering all or the remaining portion of a transferor Lender's rights and obligations under this Agreement, such transferor Lender shall cease to be a party hereto). Such Assignment and Acceptance Agreement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of Commitment Proportions arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under or in respect of this Agreement and the Notes. On or prior to the effective date specified in such Assignment and Acceptance Agreement, the Company, at its own expense, shall execute and deliver to the Agent, in exchange for the surrendered Note, a new Note to the order of such Purchasing Lender in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance Agreement and, if the transferor Lender has retained any Commitment hereunder, a new Note to the order of the transferor Lender in an amount equal to such Commitment retained by it hereunder. Such new Notes shall be in a principal amount equal to the principal amount of such surrendered Note, shall be dated the date of the Note they replace and shall otherwise be in the form of the Note replaced thereby. The Note surrendered by the transferor Lender shall be returned by the Agent to the Company marked "cancelled". Anything in this Section 10.05 to the contrary notwithstanding,
(i) no transfer to a Purchasing Lender shall be made pursuant to this paragraph
(c) if such transfer by any one transferor Lender to any one Purchasing Lender (other than a Purchasing Lender which is a Lender hereunder prior to such transfer) (x) is in respect of less than $5,000,000 of the Commitments of such transferor Lender or (y) if less than all of the Commitment of such transferor Lender is transferred, after giving effect to such transfer the amount held by any Transferor Lender would be less than $2,500,000 and (ii) The Chase Manhattan Bank shall not make a transfer to a Purchasing Lender pursuant to this paragraph (c) if after giving effect to such transfer the Commitment of The Chase Manhattan Bank would be less than an amount equal to the lesser of
(i) 35% of the Total Commitment or (ii) $35,000,000; provided, however, The Chase Manhattan Bank shall not be subject to the foregoing restriction in the event of a transfer to a Purchasing Lender (i) after the occurrence of an Event of Default or (ii) to the extent it is required by any law, rule, regulation, order or decree of any federal, state or other governmental authority or agency to reduce its Commitment.

         (d) The Agent shall maintain at its address referred to in Section
10.01 a copy of each Assignment and Acceptance Agreement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the commitments of, and principal

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



amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error and the Company, the Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Company or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         (e) Upon its receipt of an Assignment and Acceptance Agreement executed by a transferor Lender and a Purchasing Lender (and, in the case of a Purchasing Lender that is not then a Lender or an Affiliate thereof, by the Company) together with payment by the Purchasing Lender to the Agent of a registration and processing fee of $3,500 if the Purchasing Lender is not a Lender prior to the execution of an Assignment and Acceptance Agreement and $2,500 if the Purchasing Lender is a Lender prior to the execution of an Assignment and Acceptance Agreement, the Agent shall (i) accept such Assignment and Acceptance Agreement, (ii) record the information contained therein in the Register, and (iii) give prompt notice of such acceptance and recordation to the Lenders and the Company.

         (f) The Company authorizes each Lender to disclose to any Participant or Purchasing Lender (each, a "Transferee") and any prospective Transferee any and all financial information in such Lender's possession concerning the Company and its Affiliates which has been delivered to such Lender by or on behalf of the Company pursuant to this Agreement or which has been delivered to such Lender by the Company in connection with such Lender's credit evaluation of the Company and its Subsidiaries prior to entering into this Agreement.

         (g) If, pursuant to this Section 10.05, any interest in this Agreement, a participation agreement, or any Note is transferred to any transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, (i) to represent to the transferor Lender (for the benefit of the transferor Lender, the Agent and the Company) that under applicable law and treaties no taxes will be required to be withheld by the Agent, the Company, or the transferor Lender with respect to any payments to be made to such Transferee in respect of the Loans, (ii) to furnish to the Agent, the transferor Lender and the Company either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein such Transferee claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder) and (iii) to agree (for the benefit of the Agent, the transferor Lender and the Company) to provide the Agent, the transferor Lender and the Company, a new Form 4224 or Form 1001 upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such Transferee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

         (h) Any Lender may at any time pledge or assign or grant a security interest in all or any part of its rights under this Agreement and its Notes to a Federal Reserve Bank, provided that no

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



such assignment shall release the transferor Lender from its Commitment or its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party to this Agreement.

         SECTION 10.06. NO WAIVER; CUMULATIVE REMEDIES. Neither any failure nor any delay on the part of any Lender or the Agent in exercising any right, power or privilege hereunder or under any Note or any other Loan Document shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any other right, power or privilege. The rights, remedies, powers and privileges herein provided or provided in the other Loan Documents are cumulative and not exclusive of any rights, remedies powers and privileges provided by law.

         SECTION 10.07. APPLICABLE LAW. THIS AGREEMENT AND THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OR CHOICE OF LAW.

         SECTION 10.08. SUBMISSION TO JURISDICTION; JURY WAIVER. THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT OF THE EASTERN DISTRICT OF NEW YORK AND ANY COURT IN THE STATE OF NEW YORK, COUNTY OF NASSAU OR COUNTY OF SUFFOLK IN ANY ACTION, SUIT OR PROCEEDING BROUGHT AGAINST IT AND RELATED TO OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE COMPANY HEREBY WAIVES AND AGREES NOT TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, IN ANY SUCH SUIT, ACTION OR PROCEEDING ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURTS, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER, OR THAT THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY OTHER DOCUMENT OR INSTRUMENT REFERRED TO HEREIN OR THEREIN OR THE SUBJECT MATTER THEREOF MAY NOT BE LITIGATED IN OR BY SUCH COURTS. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE COMPANY AGREES NOT TO (I) SEEK AND HEREBY WAIVES THE RIGHT TO ANY REVIEW OF THE JUDGMENT OF ANY SUCH COURT BY ANY COURT OF ANY OTHER NATION OR JURISDICTION WHICH MAY BE CALLED UPON TO GRANT AN ENFORCEMENT OF SUCH JUDGMENT AND (II) ASSERT ANY COUNTERCLAIM IN ANY SUCH SUIT, ACTION OR PROCEEDING. THE COMPANY AGREES THAT SERVICE OF PROCESS MAY BE MADE UPON IT BY CERTIFIED OR REGISTERED MAIL TO THE ADDRESS FOR NOTICES SET FORTH IN THIS AGREEMENT OR ANY METHOD AUTHORIZED BY THE LAWS OF NEW YORK. EACH PARTY HERETO WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT

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



OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR ANY
OTHER LOAN DOCUMENT.

         SECTION 10.09. SEVERABILITY. In case any one or more of the provisions contained in this Agreement, any Note or in any other Loan Document should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby.

         SECTION 10.10. RIGHT OF SETOFF. If an Event of Default shall have occurred and be continuing, the Agent, each Lender and each Affiliate of each Lender are each hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Agent, any Lender or any Affiliate of any Lender to or for the credit or the account of the Company against any and all the Obligations of the Company now and hereafter existing under this Agreement and the Notes held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any Note and although such obligations may be unmatured. The rights of the Agent, each Lender and each Affiliate of each Lender under this Section 10.10 are in addition to other rights and remedies (including, without limitation, other rights of setoff) which they may have.

         SECTION 10.11. HEADINGS. Section headings used herein are for convenience of reference only and are not to affect the construction of or be taken into consideration in interpreting this Agreement.

         SECTION 10.12. CONSTRUCTION. This Agreement is the result of negotiations between, and has been reviewed by each of the Company, the Agent, the Lenders and their respective counsel. Accordingly, this Agreement shall be deemed to be the product of each party hereto, and no ambiguity shall be construed in favor of or against either the Company, the Agent, or any Lender.

         SECTION 10.13. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, taken together, shall constitute one and the same instrument.

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



         IN WITNESS WHEREOF, the Company, the Agent and the Lenders have caused this Agreement to be duly executed by their duly authorized officers, as of the day and year first above written.

                                                     FAMILY GOLF CENTERS, INC.



                                                     By:_______________________
                                                     Name:  Garrett J. Kelleher
                                                     Title: Vice President

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



COMMITMENT:  $45,000,000                    THE CHASE MANHATTAN BANK
                                                     AS AGENT AND AS A LENDER


                                 By:____________________________________________
                                 Name:  Robert Eisen
                                 Title:   Vice President

                                 Lending Office for Alternate
                                 Base Rate Loans:

                                          395 North Service Road
                                          Melville, New York  11747
                                          Attention:  Family Golf Centers, Inc.
                                                      Relationship Manager
                                          Telecopy:  (516) 755-0139


                                 Lending Office for Adjusted
                                 Libor Loans:

                                          395 North Service Road
                                          Melville, New York  11747
                                          Attention:  Family Golf Centers, Inc.
                                                      Relationship Manager
                                          Telecopy:  (516) 755-0139



                                 Address for Notices:

                                          395 North Service Road
                                          Melville, New York  11747
                                          Attention:  Family Golf Centers, Inc.
                                                      Relationship Manager
                                          Telecopy:  (516) 755-0139

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



COMMITMENT:  $20,000,000        CIBC INC.
-----------


                                     By:_______________________________________
                                     Name:
                                     Title:

                                    Lending Office for Alternate
                                    Base Rate Loans:

                                             2727 Paces Ferry Road
                                             Bldg. 2, Ste. 1200
                                             Atlanta, GA  30339
                                             Attention:  Kim Perrone
                                             Telephone:  (770) 319-4829
                                             Facsimile:  (770) 319-4950

                                    Lending Office for Adjusted
                                    Libor Loans:

                                             2727 Paces Ferry Road
                                             Bldg. 2, Ste. 1200
                                             Atlanta, GA  30339
                                             Attention:  Kim Perrone
                                             Telephone:  (770) 319-4829
                                             Facsimile:  (770) 319-4950

                                    Address for Notices:

                                             350 Grand Avenue, Ste. 2600
                                             Los Angeles, CA  90071
                                             Attention:  Mr. Dean J. Decker

                                             Telecopy:  (213) 346-0157

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



COMMITMENT:  $20,000,000                    NATIONSBANK, N.A.
-----------



                                     By:_______________________________________
                                     Name:
                                     Title:


                                     Lending Office for Alternate
                                     Base Rate Loans:

                                     NATIONSBANK, N.A.
                                     101 North Tryon Street
                                     Charlotte, NC  28255



                                     Lending Office for Adjusted
                                     Libor Loans:

                                     NATIONSBANK, N.A.
                                     101 North Tryon Street
                                     Charlotte, NC  28255



                                     Address for Notices:

                                     Sports Finance Group
                                     NationsBank, N.A.
                                     100 North Tryon Street
                                     NC1-007-17-09
                                     Charlotte, NC  28255
                                     Attention:  Mr. Tucker S. Sampson


                                     Telecopy:  (704) 386-1270

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



COMMITMENT:  $10,000,000                    THE DIME SAVINGS BANK
-----------                                      OF NEW YORK FSB



                               By:_____________________________________________
                               Name:  Gary R. Olson
                               Title: Vice President

                               Lending Office for Alternate
                               Base Rate Loans:

                                        The Dime Savings Bank of New York FSB
                                        1180 Avenue of the Americas - 5th Floor
                                        New York, New York  10036
                                        Attention:  Joan Kaider McCabe, AVP
                                        Telephone:  (212) 382-8347
                                        Facsimile:  (212) 382-8364

                               Lending Office for Adjusted
                               Libor Loans:

                                        The Dime Savings Bank of New York FSB
                                        1180 Avenue of the Americas - 5th Floor
                                        New York, New York  10036
                                        Attention:  Joan Kaider McCabe, AVP
                                        Telephone:  (212) 382-8347
                                        Facsimile:  (212) 382-8364

                               Address for Notices:

                                        The Dime Savings Bank of New York FSB
                                        150 Walt Whitman Road
                                        Mezzanine Level
                                        Huntington, NY  11746
                                        Attention:  Mr. Gary Olson, VP
                                        Telephone:  (516) 351-5514
                                        Facsimile:  (516) 351-5514

                              With a Copy to:

                                       The Dime Savings Bank of New York FSB
                                       1180 Avenue of the Americas - 5th Floor
                                       New York, New York  10036
                                       Attention:  Joan Kaider McCabe, AVP
                                       Telephone:  (212) 382-8347
                                       Facsimile:  (212) 382-8364

COMMITMENT:  $5,000,000                     THE MERCHANTS BANK OF NEW YORK
----------


                                     By:_______________________________________
                                     Name:
                                     Title:

                                     Lending Office for Alternate
                                     Base Rate Loans:

                                              275 Madison Avenue
                                              New York, New York  10016
                                              Attention:  Mr. Andrew Baron
                                              Tel. (212) 973-6671
                                              Telecopy:  (212) 973-6664



                                     Lending Office for Adjusted
                                     Libor Loans:

                                              275 Madison Avenue
                                              New York, New York  10016
                                              Attention:  Mr. Andrew Baron
                                              Tel. (212) 973-6671
                                              Telecopy:  (212) 973-6664


                                     Address for Notices:

                                              275 Madison Avenue
                                              New York, New York  10016
                                              Attention:  Mr. Andrew Baron
                                              Tel. (212) 973-6671
                                              Telecopy:  (212) 973-6664

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